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                                                            Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                 SLH CORPORATION

                                       AND

                             SYNTROLEUM CORPORATION

                           DATED AS OF MARCH 30, 1998

                                TABLE OF CONTENTS

ARTICLE I     THE MERGER................................................. .....1
         1.1    The Merger; Effective Time of the Merger.......................1
         1.2    Closing........................................................1
         1.3    Effects of the Merger..........................................2
                (a)     Surviving Corporation; Charter; Bylaws.................2
                (b)     Directors and Officers.................................2
                (c)     Other..................................................2
ARTICLE II    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES...............2
         2.1    Effect of the Merger on Capital Stock..........................2
                (a)     Exchange Ratio for Syntroleum Common Stock.............2
                (b)     Assumption of Syntroleum Stock Options.................3
                (c)     Adjustment of SLH Stock Options........................3
                (d)     Termination of Syntroleum Shareholder Agreements.......4
         2.2    Exchange of Certificates.......................................5
                (a)     Exchange Agent.........................................5
                (b)     Exchange Procedures....................................5
                (c)     Distributions with Respect to Unexchanged Shares.......6
                (d)     No Further Ownership Rights in Syntroleum Common Stock.6
                (e)     No Fractional Shares...................................6
                (f)     Termination of Exchange Fund...........................7
                (g)     No Liability...........................................7
         2.3    Dissenting Shares..............................................7
ARTICLE III   REPRESENTATIONS AND WARRANTIES...................................8
         3.1    Representations and Warranties of Syntroleum...................8
                (a)     Organization, Standing and Power.......................8
                (b)     Capital Structure......................................8
                (c)     Non-Subsidiaries Equity Investment.....................9
                (d)     Authority; No Violations; Consents and Approvals......10
                (e)     Financial Statements..................................11
                (f)     Information Supplied..................................11
                (g)     Absence of Certain Changes or Events..................12
                (h)     No Undisclosed Material Liabilities...................12
                (i)     Material Contracts; No Defaults.......................13
                (j)     Compliance with Applicable Laws.......................14
                (k)     Litigation............................................15
                (l)     Taxes.................................................15
                (m)     Pension and Benefit Plans; ERISA......................17
                (n)     Labor Matters.........................................19
                (o)     Intangible Property...................................19
                (p)     Environmental Matters.................................20

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                (q)     Opinion of Financial Advisor..........................22
                (r)     Vote Required.........................................22
                (s)     Insurance.............................................23
                (t)     Brokers...............................................23
                (u)     Tax Matters...........................................23
                (v)     Title.................................................23
                (w)     Books and Records.....................................23
                (x)     Certain Payments......................................24
                (y)     Transactions with Related Parties.....................24
                (z)     State Takeover Laws...................................24
                (aa)    Year 2000.............................................24
         3.2    Representations and Warranties of SLH.........................24
                (a)     Organization, Standing and Power......................24
                (b)     Capital Structure.....................................25
                (c)     Non-Subsidiaries Equity Investment....................26
                (d)     Authority; No Violations; Consents and Approvals......26
                (e)     SEC Documents.........................................28
                (f)     Information Supplied..................................28
                (g)     Absence of Certain Changes or Events..................29
                (h)     No Undisclosed Material Liabilities...................29
                (i)     Material Contracts; No Defaults.......................29
                (j)     Compliance with Applicable Laws.......................30
                (k)     Litigation............................................30
                (l)     Taxes.................................................31
                (m)     Pension and Benefit Plans; ERISA......................32
                (n)     Labor Matters.........................................34
                (o)     Intangible Property...................................35
                (p)     Environmental Matters.................................35
                (q)     Opinion of Financial Advisor..........................36
                (r)     Vote Required.........................................37
                (s)     Insurance.............................................37
                (t)     Brokers...............................................37
                (u)     Tax Matters...........................................37
                (v)     Title.................................................37
                (w)     Books and Records.....................................37
                (x)     Certain Payments......................................38
                (y)     Transactions with Related Parties.....................38
                (z)     State Takeover Laws and SLH Rights Plan...............38
                (aa)    Year 2000.............................................38
ARTICLE IV    COVENANTS RELATING TO CONDUCT OF BUSINESS.......................38
         4.1    Conduct of Business by Syntroleum Pending the Merger..........38
                (a)     Ordinary Course.......................................39
                (b)     Dividends; Changes in Stock...........................39

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                (c)     Issuance of Securities................................39
                (d)     Governing Documents...................................39
                (e)     No Acquisitions.......................................39
                (f)     No Dispositions.......................................39
                (g)     No Dissolution, Etc...................................40
                (h)     Certain Employee Matters..............................40
                (i)     Indebtedness; Leases; Capital Expenditures............40
                (j)     No Solicitation.......................................40
         4.2    Conduct of Business by SLH Pending the Merger.................41
                (a)     Ordinary Course.......................................41
                (b)     Dividends; Changes in Stock...........................42
                (c)     Issuance of Securities................................42
                (d)     Governing Documents...................................42
                (e)     No Acquisitions.......................................42
                (f)     No Dispositions.......................................42
                (g)     No Dissolution, Etc...................................43
                (h)     Certain Employee Matters..............................43
                (i)     Indebtedness; Leases; Capital Expenditures............43
                (j)     No Solicitation.......................................43
ARTICLE V     ADDITIONAL AGREEMENTS...........................................44
         5.1    Preparation of S-4 and the Proxy Statement....................44
         5.2    Letter of Syntroleum's Accountants............................45
         5.3    Letter of SLH's Accountants...................................45
         5.4    Access to Information.........................................45
         5.5    Stockholders Meetings.........................................45
         5.6    Legal Conditions to Merger....................................46
         5.7    Agreements of Others..........................................46
         5.8    Listing.......................................................46
         5.9    Board of Directors and Officers.  ............................46
         5.10   Stock Options; Reservation and Registration of Shares.........47
         5.11   Indemnification; Directors' and Officers' Insurance...........47
         5.12   Public Announcements..........................................48
         5.13   Other Actions.................................................49
         5.14   Advice of Changes; SEC Filings................................49
         5.15   Reorganization................................................49
         5.16   Termination of Certain SLH Employees..........................49
ARTICLE VI    CONDITIONS PRECEDENT............................................49
         6.1    Conditions to Each Party's Obligation to Effect the Merger....49
                (a)     Stockholder Approval..................................49
                (b)     Listing...............................................50
                (c)     Other Approvals.......................................50
                (d)     S-4...................................................50
                (e)     No Injunctions or Restraints..........................50
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                (f)     Dissenters............................................50
                (g)     Accounting Treatment..................................50
                (h)     Tax Opinion...........................................50
         6.2    Conditions of Obligations of SLH..............................51
                (a)     Representations and Warranties........................51
                (b)     Performance of Obligations of Syntroleum..............51
                (c)     No Vesting of Syntroleum Stock Options................51
                (d)     Fairness Opinion......................................51
                (e)     Officers' Certificate.................................51
                (f)     Letters from Affiliates...............................51
                (g)     Opinion of Counsel to Syntroleum......................52
         6.3    Conditions of Obligations of Syntroleum.......................52
                (a)     Representations and Warranties........................52
                (b)     Performance of Obligations of SLH.....................52
                (c)     Fairness Opinion......................................52
                (d)     Officers' Certificate.................................52
                (e)     Board of Directors and Officers at the Effective Time.52
                (f)     Opinion of Counsel to SLH.............................52
                (g)     Consents of Optionees.................................53
ARTICLE VII   TERMINATION AND AMENDMENT.......................................53
         7.1    Termination...................................................53
         7.2    Effect of Termination.........................................54
         7.3    Amendment.....................................................55
         7.4    Extension; Waiver.............................................55
ARTICLE VIII  GENERAL PROVISIONS..............................................55
         8.1    Payment of Expenses...........................................55
         8.2    Nonsurvival of Representations, Warranties and Agreements.....55
         8.3    Notices.......................................................56
         8.4    Interpretation................................................57
         8.5    Counterparts..................................................57
         8.6    Entire Agreement; No Third Party Beneficiaries................57
         8.7    Governing Law.................................................58
         8.8    Severability..................................................58
         8.9    Assignment....................................................58

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                  EXHIBITS TO THE AGREEMENT AND PLAN OF MERGER


Exhibit                    Description

Exhibit A         --Form of Certificate of Merger
Exhibit B         --List of Directors and Officers of Surviving Corporation
Exhibit C         --Tax Certificate
Exhibit D         --Opinion of Counsel to Syntroleum
Exhibit E         --Opinion of Counsel to SLH



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                            GLOSSARY OF DEFINED TERMS

                                                                  Defined
Defined Term                                                     in Section
------------                                                   --------------

Affiliates.....................................................    5.7
Agreement......................................................    Preamble
CERCLA.........................................................    3.1(p)(A)
Certificate of Merger..........................................    1.1
Certificates...................................................    2.2(b)
Closing........................................................    1.1
Closing Date...................................................    1.2
Code...........................................................    Recitals
Confidentiality Agreements.....................................    5.4
Consultant Option..............................................    3.1(b)
Constituent Corporations.......................................    1.3(a)
Contracts......................................................    3.1(i)(ii)
Dissenting Shares..............................................    2.3
Effective Time.................................................    1.1
Environmental Law..............................................    3.1(p)(A)
ERISA..........................................................    3.1(m)(i)(1)
Exchange Act...................................................    3.1(b)
Exchange Agent.................................................    2.2(a)
Exchange Fund..................................................    2.2(a)
Exchange Ratio.................................................    2.1(a)
GAAP...........................................................    3.1(e)
Governmental Entity............................................    3.1(d)(iii)
Hazardous Material.............................................    3.1(p)(B)
Indemnified Liabilities........................................    5.11
Indemnified Parties............................................    5.11
Injunction.....................................................    6.1(e)
IRS............................................................    3.1(l)(ii)
Kansas Code....................................................    1.1
Merger.........................................................    Recitals
OSHA...........................................................    3.1(p)(A)
Oklahoma Act...................................................    1.1
Optionee.......................................................    2.1(c)
PBGC...........................................................    3.1(m)(ii)(5)
Proxy Statement................................................    3.1(f)
Release........................................................    3.1(p)(C)
Remedial Action................................................    3.1(p)(D)
Returns........................................................    3.1(l)(i)
S-4............................................................    3.1(f)

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SEC............................................................    3.1(f)
Securities Act.................................................    3.1(f)
Shares.........................................................    2.1(a)
SLH............................................................    Preamble
SLH Acquisition Proposal.......................................    4.2(j)
SLH Benefit Programs...........................................    3.2(m)(i)(2)
SLH Common Stock...............................................    2.1(a)
SLH Common Stock Market Value..................................    2.1(a)
SLH Intangible Property........................................    3.2(o)
SLH Junior Preferred Stock.....................................    2.1(a)
SLH Letter.....................................................    3.2(a)
SLH Litigation.................................................    3.2(k)
SLH Material Adverse Change....................................    3.2(a)
SLH Material Adverse Effect....................................    3.2(a)
SLH Order......................................................    3.2(k)
SLH Permits....................................................    3.2(j)
SLH Plans......................................................    3.2(m)(i)(1)
SLH Preferred Stock............................................    3.2(b)
SLH Representatives............................................    4.2(j)
SLH Rights Agreement...........................................    2.1(a)
SLH SEC Documents..............................................    3.2(e)
SLH Stock Option...............................................    2.1(c)
SLH Stock Option Plan..........................................    2.1(c)
SLH Stock Purchase Rights......................................    2.1(a)
SLH Stockholder Meeting........................................    5.5
SLH Voting Debt................................................    3.2(b)
Stockholder Meetings...........................................    5.5
Subsidiary.....................................................    3.1(a)
Surviving Corporation..........................................    1.3(a)
Syntroleum.....................................................    Preamble
Syntroleum Acquisition Proposal................................    4.1(j)
Syntroleum Benefit Programs....................................    3.1(m)(i)(2)
Syntroleum Common Stock........................................    2.1(a)
Syntroleum Common Stock Market Value...........................    2.1(a)
Syntroleum Commonly Controlled Entity..........................    3.1(m)(ii)(8)
Syntroleum Financial Statements................................    3.1(e)
Syntroleum Intangible Property.................................    3.1(o)
Syntroleum Letter..............................................    3.1(a)
Syntroleum Litigation..........................................    3.1(k)
Syntroleum Material Adverse Change.............................    3.1(a)
Syntroleum Material Adverse Effect.............................    3.1(a)
Syntroleum Order...............................................    3.1(k)
Syntroleum Permits.............................................    3.1(j)

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Syntroleum Plans...............................................    3.1(m)(i)(1)
Syntroleum Preferred Stock.....................................    3.1(b)
Syntroleum Representatives.....................................    4.1(j)
Syntroleum Stock Option........................................    5.10
Syntroleum Stock Option Plans..................................    3.1(b)
Syntroleum Stockholder Meeting.................................    5.5
Syntroleum Voting Debt.........................................    3.1(b)
Taxes..........................................................    3.1(l)
Trading Day....................................................    2.1(a)


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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of March 30, 1998 (this "Agreement"), by and between SLH Corporation, a Kansas corporation ("SLH"), and Syntroleum Corporation, an Oklahoma corporation ("Syntroleum").

         WHEREAS, the Boards of Directors of SLH and Syntroleum each have determined that it is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders for Syntroleum to merge with and into SLH (the "Merger") upon the terms and subject to the conditions of this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, SLH and Syntroleum desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW,   THEREFORE,   in   consideration   of  the   foregoing   and  the
representations, warranties, covenants and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger; Effective Time of the Merger. Upon the terms and conditions of this Agreement and in accordance with the Oklahoma General Corporation Act (the "Oklahoma Act") and the Kansas General Corporation Code (the "Kansas Code"), Syntroleum shall be merged with and into SLH at the Effective Time (as hereinafter defined). The Merger shall become effective as of the date indicated in a certificate of merger (the "Certificate of Merger"), prepared and executed in accordance with the relevant provisions of the Oklahoma Act and the Kansas Code, that is filed with the Secretary of State of the States of Oklahoma and Kansas pursuant to the Oklahoma Act and the Kansas Code (the "Effective Time"). The filing of the Certificate of Merger shall be made upon, or as soon as practicable after, the closing of the Merger (the "Closing"). The Certificate of Merger shall be in substantially the form attached hereto as Exhibit A.

         1.2 Closing. The Closing shall take place at 10:00 a.m. on the first business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions (other than deliveries of instruments to be made at Closing) set forth in Article VI (the "Closing Date"), at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002 unless another date or place is agreed to in writing by the parties.

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
         1.3      Effects of the Merger.

         (a) Surviving Corporation; Charter; Bylaws. At the Effective Time: (i) Syntroleum shall be merged with and into SLH, the separate existence of Syntroleum shall cease and SLH shall continue as the surviving corporation (SLH and Syntroleum are sometimes referred to herein as the "Constituent Corporations" and the SLH is sometimes referred to herein as the "Surviving
Corporation"); (ii) the Articles of Incorporation of SLH as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation; provided that, the Articles of Incorporation of SLH shall be amended by the Certificate of Merger to (a) change the name of the Surviving Corporation to "Syntroleum Corporation" and (b) increase the number of authorized shares of SLH Common Stock (as defined below) to 150,000,000 and to increase the number of authorized shares of SLH Preferred Stock (as defined below) to 5,000,000 and (iii) the Bylaws of SLH as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         (b) Directors and Officers. The individuals listed on Exhibit B hereto shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         (c) Other. The Merger shall have such other effects as specified in the Oklahoma Act and the Kansas Code.


                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or their respective stockholders:

         (a) Exchange Ratio for Syntroleum Common Stock. Subject to the provisions of Section 2.2(e) hereof, each share of common stock, par value $0.001 per share, of Syntroleum ("Syntroleum Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined)) shall be converted into a number of shares of common stock, par value $0.01 per share, of SLH ("SLH Common Stock") equal to the Exchange Ratio (as hereinafter defined) (such shares issuable upon such conversion are referred to herein as the "Shares"), together with the corresponding number of associated rights (the "SLH Stock Purchase Rights") to purchase one-sixth of one one-hundredth of a share of junior participating preferred stock, par value $0.01 per share ("SLH Junior Preferred Stock"), of SLH pursuant to the Rights Agreement (the "SLH Rights Agreement") dated January 31, 1997 between SLH and American

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

Stock Transfer & Trust Company. All such shares of Syntroleum Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of SLH Common Stock and associated SLH Stock Purchase Rights and cash in lieu of fractional shares of SLH Common Stock as contemplated by Section 2.2(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 2.2, without interest. "Exchange Ratio" shall mean the quotient (calculated to the nearest five decimal places) obtained by dividing Syntroleum Common Stock Market Value (as hereinafter defined) by the SLH Common Stock Market Value (as hereinafter defined). "Syntroleum Common Stock Market Value" shall mean the quotient obtained by dividing (i) the excess of (A) the product of (1) the SLH Common Stock Market Value multiplied by (2) 10,519,121 (which number reflects the sum of the number of shares of SLH Common Stock issued and outstanding as of March 12, 1998 plus the number of shares of SLH Common Stock issuable pursuant to SLH Stock Options (as hereinafter defined) which were vested as of March 12, 1998 plus 250,000 shares of SLH Common Stock (which reflects a portion of the number of shares of SLH Common Stock issuable pursuant to SLH Stock Options which are not vested as of March 12, 1998)) over (B) the total stockholders' equity of SLH reflected in the unaudited financial statements of SLH as of March 31, 1998, minus the book value reflected therein of the shares of Syntroleum Common Stock held by SLH by (ii) 5,950,000 (which number reflects the number of shares of Syntroleum Common Stock held by SLH as of the date hereof). "SLH Common Stock Market Value" shall mean the average closing price of a share of SLH Common Stock during the five Trading Days (as hereinafter defined) ending on the business day immediately preceding the date of the SLH Stockholder Meeting (as hereinafter defined) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices of a share of SLH Common Stock on such Trading Day, in either case on the Nasdaq National Market, or if the shares of SLH Common Stock are not quoted on such Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of SLH Common Stock in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm mutually selected by SLH and Syntroleum, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the market value of a share of SLH Common Stock as mutually determined by SLH and Syntroleum. "Trading Day" shall mean each weekday other than any day on which SLH Common Stock is not traded on the Nasdaq National Market System or in the over-the-counter market.

         (b) Assumption of Syntroleum Stock Options. Each outstanding Syntroleum Stock Option (as defined in Section 5.10) shall be assumed by SLH as provided in Section 5.10. No Syntroleum Stock Options shall vest as a result of the Merger.

         (c) Adjustment of SLH Stock Options. Each outstanding option ("SLH Stock Option") to purchase shares of SLH Common Stock under the SLH's 1997 Stock Incentive Plan (the "SLH Stock Option Plan") shall be adjusted at the Effective Time in the following manner if such adjustment is consented to in writing by the holder of the SLH Stock Option and the written consent is delivered to SLH prior to the Effective Time (with any such consenting optionee hereinafter referred to in this Section 2.1(b) as an "Optionee"):

                  (i) such SLH Stock Options shall not vest as a result of the Merger, and the Merger shall not be deemed to involve any of the events described in Section 9 of the SLH Stock Option Plan (so that the Merger shall not trigger the immediate vesting of otherwise unvested SLH Stock Options outstanding at the Effective Time as provided in such Section
         9); and

                  (ii) the exercise provisions of all SLH Stock Options held by an Optionee at the Effective Time shall be adjusted as follows:

                           (A) with  respect to an Optionee who is a director of
                  SLH as of the date hereof and does not continue as a director of SLH following the Effective Time and with respect to an Optionee who is an employee (and not a director) of SLH as of the date hereof and does not continue as an employee of SLH following the Effective Time, (1) if he dies prior to the fifth anniversary of the Effective Time, then the SLH Stock Option may be exercised to the extent otherwise exercisable within one year following the date of death; and (2) if he does not die prior to the fifth anniversary of the Effective Time, then the SLH Stock Option may be exercised at any time prior to the fifth anniversary of the Effective Time but may not be exercised after the fifth anniversary of the Effective Time; and

                           (B) with  respect to an Optionee who is a director of
                  SLH as of the date hereof and continues as a director of SLH following the Effective Time, (1) if he dies prior to the fifth anniversary of the Effective Time or prior to 90 days after he ceases to be a director of Syntroleum, whichever last occurs, then the SLH Stock Option may be exercised to the extent otherwise exercisable within one year following the date of death; and (2) if he does not die prior to the fifth anniversary of the Effective Time, then the SLH Stock Option may be exercised to the extent otherwise exercisable at any time prior to the later of (a) the fifth anniversary of the Effective Time or (b) 90 days following the date the Optionee ceases to be a director of SLH; provided, that in no event may the SLH Stock Option be exercised after March 3, 2007.

                  (iii) The foregoing shall be deemed to adjust and otherwise supersede any conflicting provisions contained in the SLH Stock Option Plan or the option agreements covering the SLH Stock Options, including the provisions of Section 3 of each such option agreements.

         (d)      Termination  of   Syntroleum   Shareholder  Agreements.   Upon
consummation of the Merger (which will constitute a public offering of Syntroleum Common Stock as contemplated by

Syntroleum shareholder agreements), Syntroleum shareholder agreements shall terminate and be of no further force or effect.

         2.2      Exchange of Certificates.

         (a) Exchange Agent. As of the Effective Time, SLH shall deposit with American Stock Transfer & Trust Company or such other bank or trust company designated by SLH and reasonably acceptable to Syntroleum (the "Exchange Agent"), for the benefit of the holders of shares of Syntroleum Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, cash or SLH Common Stock (to be sold and converted into cash by the Exchange Agent) in an amount sufficient to satisfy the obligations of SLH with respect to payments for fractional shares pursuant to Section 2.2(e) hereof and certificates representing the Shares (such cash and shares of SLH Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the cash and Shares contemplated to be issued pursuant to Sections 2.1 and 2.2(e) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Syntroleum Common Stock (the "Certificates"), which holder's shares of Syntroleum Common Stock were converted into the right to receive shares of SLH Common Stock pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as SLH and Syntroleum may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of SLH Common Stock. Upon surrender of a
Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by SLH, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that number of whole Shares which such holder has the right to receive pursuant to the provisions of this Article II and cash in lieu of fractional Shares as contemplated by Section 2.2(e), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Syntroleum Common Stock which is not registered in the share transfer records of Syntroleum, certificates representing the appropriate number of shares of SLH Common Stock may be issued to a transferee if the Certificates representing such Syntroleum Common Stock are presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificates representing shares of SLH Common Stock and cash in lieu of any fractional shares of SLH Common Stock as contemplated by this Section 2.2. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the SLH Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to SLH Common Stock declared or made before or after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of SLH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate (other than Certificates representing Dissenting Shares), there shall be paid to the holder thereof, without interest (in addition to certificates representing that number of whole Shares which such holder has the right to receive pursuant to the provisions of this Article II): (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of SLH Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of SLH Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of SLH Common Stock.

         (d) No Further Ownership Rights in Syntroleum Common Stock. All shares of SLH Common Stock issued upon the surrender for exchange of shares of Syntroleum Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Syntroleum Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by Syntroleum on such shares of Syntroleum Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Syntroleum Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of SLH Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and, except as provided in this Section 2.2(e), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of SLH. In lieu of any fractional share of SLH Common Stock, each holder of shares of Syntroleum Common Stock who would otherwise have been entitled to a fraction of a share of SLH Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to the value of such fraction of a share based upon the closing price of SLH Common Stock on the Nasdaq

Stock Market on the date on which the Effective Time shall occur (or if the SLH Common Stock shall not trade on the Nasdaq Stock Market on such date, the first day of that SLH Common Stock shall trade on the Nasdaq Stock Market thereafter). All shares of Syntroleum Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of SLH Common Stock to be issued pursuant to this Section 2.2(e).

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of SLH Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of Syntroleum on or after the one-hundred eightieth day following the Effective Time shall be delivered to SLH, upon demand, and any stockholders of Syntroleum who have not theretofore complied with this Article II shall thereafter look only to SLH for payment of their claim for SLH Common Stock, any cash in lieu of fractional shares of SLH Common Stock and any dividends or distributions with respect to SLH Common Stock.

         (g) No Liability. Neither SLH nor Syntroleum shall be liable to any holder of shares of Syntroleum Common Stock or SLH Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of SLH Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares on the day immediately preceding the day on which such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of SLH free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Syntroleum Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have properly exercised appraisal rights with respect thereto under the Oklahoma Act (the "Dissenting Shares") shall not be converted into or represent the right to receive shares of SLH Common Stock as provided in Section 2.1(a), but the holders of Dissenting Shares shall be entitled to receive such payment of the appraised value of such shares held by them from the Surviving Corporation as shall be determined pursuant to the Oklahoma Act; provided, however, that if any such holder shall have failed to perfect or shall withdraw or lose the right to appraisal and payment under the Oklahoma Act, each such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive shares of SLH Common Stock, without any interest thereon, as provided in Section 2.1(a), and upon surrender in the manner provided in Section
2.2 of the Certificate(s) representing such shares, such shares shall no longer be Dissenting Shares.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1      Representations  and  Warranties  of  Syntroleum.   Syntroleum
represents and warrants to SLH as follows:

         (a)  Organization,  Standing  and  Power.  Each of  Syntroleum  and its
Subsidiaries (as defined below) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to qualify would not have a Syntroleum Material Adverse Effect (as defined below). Syntroleum has heretofore delivered to SLH complete and correct copies of its Certificate of Incorporation and Bylaws and the organizational documents of each of its Subsidiaries. All Subsidiaries of Syntroleum, the percentage of Syntroleum's ownership of such Subsidiaries, the identity and percentage ownership of all other persons with equity interests in such Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a) of the letter dated and delivered to SLH on the date hereof (the "Syntroleum Letter"), which relates to this Agreement and is designated therein as being Syntroleum Letter. As used in this Agreement, a "Syntroleum Material Adverse Effect" or "Syntroleum Material Adverse Change" shall mean any effect or change that is, individually or in the aggregate, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of Syntroleum and its Subsidiaries taken as a whole except for general economic changes and changes that may affect the industries of Syntroleum or any of its Subsidiaries generally. As used in this Agreement, "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partner interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership); or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

         (b) Capital Structure. As of the date hereof, the authorized capital stock of Syntroleum consists of 50,000,000 shares of Syntroleum Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share ("Syntroleum Preferred Stock"). At the close of business on the date hereof, (i) 18,993,950 shares of Syntroleum Common Stock are issued and outstanding, (ii) 2,000,000 shares of Syntroleum Common Stock are reserved for issuance pursuant to Syntroleum's 1993 Stock Option and Incentive Plan and 189,939 shares of Syntroleum Common Stock (one percent of the number of shares of Syntroleum Common Stock outstanding on January 1, 1998) are reserved for issuance pursuant to Syntroleum's Stock Option Plan for Outside Directors (Syntroleum's 1993 Stock Option and Incentive Plan and Syntroleum's Stock Option Plan for Outside Directors are collectively referred to as the "Syntroleum Stock Option Plans"), (iii) 527,433 shares of Syntroleum Common Stock are issuable pursuant to outstanding and unvested stock options granted pursuant to Syntroleum Stock Option Plans, 200,001 shares of Syntroleum Common Stock are issuable pursuant to outstanding and vested stock options granted pursuant to Syntroleum Stock Option Plans and 20,000 shares of Syntroleum Common Stock are issuable pursuant to an outstanding and unvested stock option granted to a consultant to Syntroleum (the "Consultant Option");
(iv) no shares of Syntroleum Preferred Stock are issued and outstanding; and (v) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which Syntroleum stockholders may vote ("Syntroleum Voting Debt") are issued or outstanding. All outstanding shares of Syntroleum Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 3.1(b) of Syntroleum Letter, all outstanding shares of capital stock of the Subsidiaries of Syntroleum are owned by Syntroleum, or a direct or indirect wholly owned
Subsidiary of Syntroleum, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.1(b) or on Schedule 3.1(b) of Syntroleum Letter and except for changes resulting from the exercise of employee stock options outstanding on the date hereof granted pursuant to Syntroleum Stock Option Plans, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Syntroleum Voting Debt or other voting securities of Syntroleum; (ii) no securities of Syntroleum or any Subsidiary of Syntroleum convertible into or exchangeable for shares of capital stock, Syntroleum Voting Debt or other voting securities of Syntroleum or any Subsidiary of Syntroleum; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Syntroleum or any Subsidiary of Syntroleum is a party or by which it is bound in any case obligating Syntroleum or any Subsidiary of Syntroleum to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Syntroleum Voting Debt or other voting securities of Syntroleum or of any Subsidiary of Syntroleum, or obligating Syntroleum or any Subsidiary of Syntroleum to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.1(b) of Syntroleum Letter, there are no stockholder agreements, registration rights, voting trusts or other similar agreements or understandings to which Syntroleum is a party or by which it is bound. Except as set forth on Schedule 3.1(b) of Syntroleum Letter, there are no restrictions on Syntroleum's ability to vote the stock held by Syntroleum of any of its Subsidiaries. To the knowledge of Syntroleum, as of the date of this Agreement, no stockholder of Syntroleum or "group" within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be immediately after the Effective Time the beneficial owner of more than 25% of the then outstanding SLH Common Stock.

         (c) Non-Subsidiaries Equity Investment. Schedule 3.1(c) of Syntroleum Letter sets forth the book value of each investment by Syntroleum or any of its Subsidiaries in the voting securities, partnership interests or other equity interests of any corporation, partnership or other entity (other than a Subsidiary of Syntroleum) and the nature and percentage of Syntroleum's or its Subsidiaries' ownership interests in such investment. Except as set forth in Schedule 3.1(c) of Syntroleum Letter, the voting securities, partnership interests or other equity interests of Syntroleum or its Subsidiaries in such investments are owned free and clear of all liens, charges and encumbrances.

         (d)      Authority; No Violations; Consents and Approvals.

                  (i) The Board of Directors of Syntroleum has approved the Merger and this Agreement, by unanimous vote of the directors (except for those directors who abstained), and declared the Merger and this Agreement to be in the best interests of the stockholders of Syntroleum. Syntroleum has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Syntroleum in accordance with the Oklahoma Act, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Syntroleum, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Syntroleum in accordance with the Oklahoma Act. This Agreement has been duly executed and delivered by Syntroleum and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of Syntroleum in accordance with the Oklahoma Act, and assuming this
         Agreement constitutes the valid and binding obligation of SLH, constitutes a valid and binding obligation of Syntroleum enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (ii) Except as set forth on Schedule 3.1(d) of Syntroleum Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Syntroleum or any of its Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of Syntroleum or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, or indenture applicable to Syntroleum or any of its Subsidiaries, (iii) any other agreement, instrument, permit, concession, franchise or license applicable to Syntroleum or any of its Subsidiaries or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(d)(iii) are duly and timely obtained or made and the approval of the Merger and this Agreement by the stockholders of Syntroleum has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Syntroleum or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Syntroleum Material Adverse Effect, materially impair the ability of Syntroleum to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Syntroleum or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Syntroleum or the consummation by Syntroleum of the transactions contemplated hereby, as to which the failure to obtain or make would have a Syntroleum Material Adverse Effect, except for: (A) the filing of the Certificate of Merger with the Secretary of States of the State of Oklahoma and Kansas; and (B) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws.

         (e) Financial Statements. Syntroleum previously has delivered to SLH a true and complete copy of the consolidated balance sheets of Syntroleum and its consolidated Subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended on such dates, together with the notes thereto, in each case audited by and accompanied by the report of Arthur Andersen LLP, independent accountants (all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "Syntroleum Financial Statements"). Syntroleum will deliver to SLH true and complete copies of any quarterly financial statements (which will be prepared in the same manner as Syntroleum Financial Statements) prepared after the date hereof. Syntroleum Financial Statements are prepared in accordance with generally accepted accounting principles in effect in the United States ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto, (ii) in the case of the unaudited financial statements, such differences in presentation or omissions as permitted by Rule 10-01 of Regulation S-X of the SEC and (iii) the unaudited financial statements do not contain all notes required by GAAP) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited financial statements, to normal year-end adjustments on a basis comparable with past periods) the consolidated financial position of Syntroleum and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Syntroleum and its consolidated Subsidiaries for the periods presented therein.

         (f) Information Supplied. None of the information supplied or to be supplied by Syntroleum for inclusion or incorporation by reference in SLH's 1997 Form 10-K or the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") by SLH in connection with the issuance of shares of SLH Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder or at the Effective Time (or in the case of SLH's Form 10-K, upon filing thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Syntroleum and included or incorporated by reference in the related proxy statement (the "Proxy Statement") will, at the time of mailing thereof or at the time of the meetings of the stockholders of SLH or Syntroleum to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Syntroleum or any of its Subsidiaries, or with respect to other information supplied by Syntroleum for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of SLH and Syntroleum. The S-4 and the Proxy Statement, insofar as they relate to Syntroleum or its Subsidiaries or other information supplied by Syntroleum for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder.

         (g)  Absence of  Certain  Changes or  Events.  Except as  disclosed  in
Schedule 3.1(g) of Syntroleum Letter, or except as contemplated by this Agreement, since December 31, 1997, Syntroleum has in all material respects conducted its business only in the ordinary course and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Syntroleum's capital stock; (ii) any amendment of any material term of any outstanding equity security of Syntroleum or any Subsidiary; (iii) any repurchase, redemption or other acquisition by Syntroleum or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Syntroleum or any Subsidiary; (iv) any material change in any method of accounting or accounting practice, or in any tax method, principle, election or practice by Syntroleum or any Subsidiary; (v) if the covenants and agreements with respect to Syntroleum and its Subsidiaries set forth in Section 4.1 had been applicable to Syntroleum and its Subsidiaries during the period from December 31, 1997 to the date of this Agreement, any action, transaction, commitment or failure to act that would cause Syntroleum or any such Subsidiary to fail to comply with such covenants and agreements; or (vi) any other action, transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had, or may reasonably be expected to have, a Syntroleum Material Adverse Effect.

         (h) No Undisclosed Material Liabilities. Except as fully reflected or reserved against in Syntroleum Financial Statements, or disclosed in the footnotes thereto, or referred to in Schedule 3.1(h) or elsewhere in Syntroleum Letter, as of the date hereof Syntroleum and its Subsidiaries have no liabilities, absolute or contingent other than liabilities which, individually or in the aggregate, are reasonably expected not to have a Syntroleum Material Adverse Effect. Except as so reflected, reserved or disclosed, Syntroleum and its Subsidiaries have no commitments which, individually or in the aggregate, are reasonably expected to have a Syntroleum Material Adverse Effect.

         (i)      Material Contracts; No Defaults.

                  (i) Set forth in Schedule  3.1(i)(i) of  Syntroleum  Letter is
         (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures, financing leases or other debt instruments or agreements pursuant to which, as of a date within 30 days of the date hereof, any indebtedness (determined in accordance with GAAP) of Syntroleum or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and (B) the respective principal amounts outstanding thereunder as of the date of this Agreement.

                  (ii) Schedule 3.1(i)(ii) of Syntroleum Letter contains a listing of all other contracts, agreements, arrangements or understandings to which Syntroleum or one of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound (exclusive of any contracts, agreements, arrangements or understandings that are immaterial as to amount and significance to the operations to which they relate and are routinely entered into the ordinary course of business) described in (A) through (I) below to which Syntroleum or any of its Subsidiaries is a party (the items referred to in clauses (i) and (ii) of this Section 3.1(i) being collectively referred to herein as "Contracts").

                           (A)      Each Contract involving Syntroleum
                  Intangible Property;

                           (B) Each  Contract or guaranty of third party debt or
                  obligations not in the ordinary course of business involving expenditures, commitments or receipts of Syntroleum or any of its Subsidiaries;

                           (C) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except real or personal property leases and installment and conditional sales agreements having a value per property or item or aggregate payments of less than $50,000 and with terms of less than one year);

                           (D) Each  Contract to or with any employee  providing
                  for aggregate payments in excess of $50,000 per year or with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

                           (E) Each joint venture contract, partnership arrangement or other Contract (however named) involving a sharing of profits, losses, costs or liabilities by Syntroleum or any of its Subsidiaries with any other person;

                           (F) Each contract  containing  covenants which in any
                  way purport to limit the freedom of Syntroleum or any of its Subsidiaries to engage in any line of business or engage in business in any geographic area or to compete with any person;

                           (G) Each  general  power  of  attorney  granting  the
                  recipient the power to commit material resources of Syntroleum or its Subsidiaries which is currently effective and outstanding;

                           (H) Each contract for capital expenditures in excess of $500,000; and

                           (I)  Each  amendment,   supplement  and  modification
                  (whether written or oral) in respect of any of the foregoing.

                  (iii) Except as disclosed on Schedule 3.1(i)(iii) of Syntroleum Letter (and, in the case of contracts and agreements arising after the date hereof and prior to the Effective Time, which are not prohibited by Section 4.1 of this Agreement and are disclosed in writing to SLH), there is no contract or agreement that is material to the business, financial condition or results of operations of Syntroleum and its Subsidiaries taken as a whole. Neither Syntroleum, nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) in the case of Syntroleum and its Subsidiaries, their respective charter and bylaws or comparable organizational documents, (ii) except as disclosed in Schedule 3.1(i) of Syntroleum Letter, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Syntroleum or any of its Subsidiaries is now a party or by which Syntroleum or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Syntroleum or any of its Subsidiaries, except in the case of (ii) and
         (iii) for defaults or violations which in the aggregate would not have a Syntroleum Material Adverse Effect. Except as disclosed on Schedule 3.1(i)(iii) of Syntroleum Letter, to the knowledge of Syntroleum, none of the other parties to the Contracts are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract, other than such violations or defaults as would not have a Syntroleum Material Adverse Effect.

         (j) Compliance with Applicable Laws. Syntroleum and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Syntroleum Permits"), except where the failure so to hold would not have a Syntroleum Material Adverse Effect. Syntroleum and its Subsidiaries are in compliance with the terms of Syntroleum Permits, except where the failure so to comply would not have a Syntroleum Material Adverse Effect. Except as disclosed or as set forth on Schedule 3.1(j), 3.1(k), 3.1(l), 3.1(m), 3.1(n) or 3.1(o) of Syntroleum Letter, the businesses of Syntroleum and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment or decree of any Governmental Entity, except for possible violations which would not have a Syntroleum Material Adverse Effect. Except as set forth on Schedule 3.1(j) of Syntroleum Letter, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Syntroleum or any of its Subsidiaries is, to the best knowledge of Syntroleum, pending or threatened, other than those the outcome of which would not have a Syntroleum Material Adverse Effect.

         (k) Litigation. Schedule 3.1(k) of Syntroleum Letter discloses all suits, actions or proceedings pending, or, to, the best knowledge of Syntroleum, threatened against Syntroleum or any Subsidiary of Syntroleum ("Syntroleum Litigation") on the date of this Agreement and all judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against Syntroleum or any Subsidiary of Syntroleum ("Syntroleum Order") on the date of this Agreement, in each case in which the amount claimed or that could be involved is in excess of $100,000. Except as disclosed on
Schedule 3.1(k) of Syntroleum Letter, there is no Syntroleum Litigation that, individually or in the aggregate with all other Syntroleum Litigation, is reasonably likely to have a Syntroleum Material Adverse Effect, nor is there any Syntroleum Order that, individually or in the aggregate with all other Syntroleum Litigation, is reasonably likely to have a Syntroleum Material Adverse Effect or a material adverse effect on Syntroleum's ability to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

         (l) Taxes. Except as set forth on Schedule 3.1(l) of Syntroleum Letter and except for exceptions to the following that would not, individually or in the aggregate, have a Syntroleum Material Adverse Effect:

                  (i) Each of Syntroleum, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (A) duly and timely (taking into account any extensions) filed all federal, state, local, foreign and other returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes (as hereinafter defined),
         (B) duly paid or deposited on a timely basis all Taxes (including estimated Taxes) that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Syntroleum's most recent audited financial statements) for which Syntroleum or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Syntroleum and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                  (ii) Schedule 3.1(l) of Syntroleum Letter sets forth (i) the last taxable period through which the United States federal income Tax Returns of Syntroleum and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or otherwise closed and (ii) any affiliated, consolidated, combined, unitary or similar group Return in which Syntroleum or any of its Subsidiaries is or has been a member or is or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable federal, state, local, foreign or other taxing authority have been paid, fully settled or adequately provided for in
         Syntroleum's most recent audited financial statements. Except as adequately provided for in Syntroleum Financial Statements, no material tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which Syntroleum or any of its Subsidiaries would be liable, and no material deficiency for any such Taxes has been proposed, asserted or assessed pursuant to such examination against Syntroleum or any of its Subsidiaries by any federal, state, local, foreign or other taxing authority with respect to any period.

                  (iii) Neither Syntroleum nor any of its Subsidiaries has executed or entered into with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Taxes for which Syntroleum or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of federal, state, local, foreign or other tax law that relates to the assets or operations of Syntroleum or any of its Subsidiaries.

                  (iv) Neither Syntroleum nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

                  (v) Neither Syntroleum nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Syntroleum or any of its Subsidiaries.

                  (vi) Neither Syntroleum nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

         For purposes of this Agreement, "Taxes" means all federal, state, local, foreign and other taxes, charges, fees, levies, imposts, duties, licenses or other governmental assessments, together with any interest, penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         (m)      Pension and Benefit Plans; ERISA.

                  (i) Syntroleum has made available to SLH true, correct, and complete copies of each of the following which is sponsored, maintained or contributed to by Syntroleum or any of its Subsidiaries for the benefit of the employees of Syntroleum or such Subsidiary:

                           (1) each  "employee  benefit  plan,"  as such term is
                  defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Syntroleum Plans"); and

                           (2) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.1(m)(i)(1) ("Syntroleum Benefit Programs").

                  (ii) Except as disclosed in Schedule 3.1(m)(ii) of Syntroleum Letter:

                           (1) Syntroleum and its Subsidiaries do not contribute
                  to or have an obligation to contribute to, and have not at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

                           (2) Syntroleum and its Subsidiaries have substantially performed all material obligations, whether arising by operation of law or by contract, required to be performed by them in connection with Syntroleum Plans and
                  Syntroleum Benefit Programs, and to the knowledge of Syntroleum there have been no material defaults or violations by any other party to Syntroleum Plans or Syntroleum Benefit Programs;

                           (3) All reports and disclosures relating to Syntroleum Plans required to be filed with or furnished to governmental agencies, Syntroleum Plan participants or beneficiaries have been filed or furnished substantially in accordance with applicable law in a timely manner;

                           (4) Each  Syntroleum  Plan  intended to be  qualified
                  under Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of Syntroleum, operated in a way which would adversely affect such qualified status. As to any Syntroleum Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of Syntroleum Plan within the meaning of Section 411(d)(3) of the Code;

                           (5) There  are no  actions,  suits or claims  pending
                  (other than routine claims for benefits) or, to the knowledge of Syntroleum, threatened against, or with respect to, any of Syntroleum Plans or Syntroleum Benefit Programs or their assets. To the knowledge of Syntroleum, there is no matter pending (other than routine qualification determination filings) with respect to any of Syntroleum Plans before the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC");

                           (6) As to any Syntroleum  Plan subject to Title IV of
                  ERISA, there has been no event or condition which presents the material risk of a Syntroleum Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation 2615.3 promulgated by the PBGC have not been waived) has occurred, no notice of intent to terminate Syntroleum Plan has been given under Section 4041(c) of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate Syntroleum Plan, no liability to the PBGC has been incurred;

                           (7) No act,  omission  or  transaction  has  occurred
                  which would result in imposition on Syntroleum or any of its Subsidiaries of (A) liability for a breach of fiduciary duty under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsection (c), (i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                           (8) With respect to any employee benefit plan, within
                  the meaning of Section 3(3) of ERISA, which is not a Syntroleum Plan but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with Syntroleum, within the meaning of Section 414(b),
                  (c) or (m) of the Code or Section 4001 of ERISA ("Syntroleum Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied,
                  (B) no liability to the PBGC has been incurred by any Syntroleum Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
                  Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

                           (9) The execution and delivery of this  Agreement and
                  the consummation of the transactions contemplated hereby will not (A) require Syntroleum or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Syntroleum Plan or Syntroleum Benefit Program than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Syntroleum Plan or Syntroleum Benefit Program.

                  (iii) Except as disclosed on Schedule 3.1(m)(iii) of Syntroleum Letter, there are no severance agreements or employment agreements between Syntroleum or any of its Subsidiaries and any employee of Syntroleum or such Subsidiary. True and correct copies of all such severance and employment agreements have been provided to SLH. Except as disclosed on Schedule 3.1(m)(iii) of Syntroleum Letter, (A) neither Syntroleum nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving annual compensation in excess of $100,000, except as are terminable without penalty upon one month's notice or less, and (B) no stock or other security issued by Syntroleum or any of its Subsidiaries forms or has formed a material part of the assets of any Syntroleum Plan or Syntroleum Benefit Program.

         (n)      Labor Matters.

                  (i) Except as set forth in Schedule 3.1(n)(i) of Syntroleum Letter, as of the date of this Agreement, (1) no employees of Syntroleum or any of its Subsidiaries are represented by any labor organization; (2) no labor organization or group of employees of Syntroleum or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of Syntroleum, there are no organizing activities involving Syntroleum or any of its Subsidiaries pending with any labor organization or group of employees of Syntroleum or any of its Subsidiaries.

                  (ii) Except as set forth on Schedule 3.1(n)(ii) of Syntroleum Letter, Syntroleum and each of its Subsidiaries is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to comply would not have a Syntroleum Material Adverse Effect.

         (o) Intangible Property. To Syntroleum's knowledge, Syntroleum and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, database, industrial designs, trade secrets, technology, and copyrights necessary for the operation of the businesses of each of Syntroleum and its Subsidiaries (collectively, the "Syntroleum Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Syntroleum Material Adverse Effect. Schedule 3.1(o) of Syntroleum Letter lists all patents and trademarks (and applications for patents and trademarks) or licensing agreements with respect to any patent or trademark, which in each case is applicable to a material portion of the business of Syntroleum or its Subsidiaries. To the knowledge of Syntroleum, except as set forth on Schedule 3.1(o) of Syntroleum Letter, all of Syntroleum Intangible Property is owned or used by Syntroleum or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Syntroleum Material Adverse Effect, and neither Syntroleum nor any such Subsidiary has forfeited or otherwise relinquished any Syntroleum Intangible Property which forfeiture would result in a Syntroleum Material Adverse Effect. To the knowledge of Syntroleum, the use of Syntroleum Intangible Property by Syntroleum or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any valid right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made, and neither Syntroleum nor any of its Subsidiaries has received any notice of any claim or otherwise knows, that any of Syntroleum Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of Syntroleum Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Syntroleum Material Adverse Effect.

         (p)      Environmental Matters.

                  For purposes of this Agreement:

                  (A) "Environmental Law" means any applicable law regulating or prohibiting Releases into any part of the natural environment, or pertaining to the protection of natural resources, the Environment and public and employee health and safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U. S. C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such laws have been and may be amended or supplemented through the Closing Date.

                  (B) "Hazardous Material" means any substance, material or waste which is regulated, or which could be the subject of Remedial Action, pursuant to any Environmental

         Law by any public or governmental authority in the jurisdictions in which the applicable party or its Subsidiaries conducts business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," ("extremely hazardous waste" or "restricted hazardous waste," "pollutant," "contaminants," "toxic waste" or "toxic substance" under any provision of Environmental Law;

                  (C) "Release" means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

                  (D) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a governmental entity or required under any Environmental Law, or voluntarily undertaken to
         (I) clean up, remove, treat, or in any other way ameliorate the Release of any Hazardous Materials in the indoor or outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (IV) bring the applicable party into compliance with any Environmental Law.

                           (i) Except as disclosed on Schedule 3.1(p) of Syntroleum Letter, the operations of Syntroleum and its Subsidiaries have been and are currently in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Syntroleum Material Adverse Effect;

                           (ii) Except as disclosed on Schedule 3.1(p) of Syntroleum Letter, Syntroleum and its Subsidiaries have obtained and maintained all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to lead to a Syntroleum Material Adverse Effect;

                           (iii) Except as disclosed on Schedule 3.1(p) of Syntroleum Letter, as of the date hereof Syntroleum and its Subsidiaries are not subject to any material (individually or in the aggregate) outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                           (iv) Except as disclosed on Schedule 3.1(p) of Syntroleum Letter, Syntroleum and its Subsidiaries have not received any written communication alleging, with respect to any such party, and has no knowledge of, or reasonable reason to suspect the existence of, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Syntroleum Material Adverse Effect;

                           (v) Except as disclosed on Schedule 3.1(p) of Syntroleum Letter, neither Syntroleum nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Material including, without limitation, in connection with the exposure of any person or property to Hazardous Material that would reasonably be expected to lead to a Syntroleum Material Adverse Effect;

                           (vi) Except as disclosed on Schedule 3.1(p) of Syntroleum Letter, the operations of Syntroleum or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, or any other Hazardous Material are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Syntroleum Material Adverse Effect; and

                           (vii) Except as disclosed on Schedule 3.1(p) of Syntroleum Letter, to the knowledge of Syntroleum as of the date hereof, there is not now on or in any property of Syntroleum or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B) or (C) preceding) could reasonably be expected to have a Syntroleum Material Adverse Effect. None of the properties owned or operated by Syntroleum are restricted as to use or as to transfer of title, or the subject of any special recorded notice, as a result of the existence of Hazardous Substances thereon.

                           (viii)  Syntroleum  has  made  available  to SLH  for
                  review all written reports of environmental audits and assessments prepared for Syntroleum or any of its Subsidiaries within the last three years by third party consultants or internal environmental, safety or health personnel which are in the possession or control of Syntroleum and which relate to the assets or operations of Syntroleum or any of its Subsidiaries.

         (q) Opinion of Financial Advisor. Syntroleum has received the opinion of J.P. Morgan Securities Inc. (a copy of which has been delivered to SLH) to the effect that, as of the date hereof, the consideration to be received by the holders of Syntroleum Common Stock pursuant to this Agreement is fair from a financial point of view to such holders.

         (r) Vote Required. The affirmative vote of the holders of a majority of the shares of Syntroleum Common Stock outstanding is the only vote of the holders of any class or series of

Syntroleum   capital  stock   necessary  to  approve  this   Agreement  and  the
transactions contemplated hereby.

         (s) Insurance. Syntroleum has delivered to SLH an insurance schedule of Syntroleum's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Syntroleum maintains insurance coverage reasonably adequate for the operation of the business of Syntroleum and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

         (t) Brokers. Except as disclosed on Schedule 3.1(t) of Syntroleum Letter, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Syntroleum.

         (u) Tax Matters. As of the date hereof, the representations which Syntroleum is to make pursuant to Exhibit C attached hereto (other than any representation which refers to the Proxy Statement) are true and correct, assuming for purposes of this representation and warranty that the Merger referred to in such Exhibit C had been consummated on the date hereof. In addition, the representations which are made by Syntroleum in the form of Exhibit C hereof (with such variations therein as may be made) in connection with the rendering of the tax opinion for which provision is made in Section 6.1(h) hereof will be true and correct at the time that the Merger occurs. Such representations are for the benefit of the holders of Syntroleum Common Stock.

         (v) Title. Except as disclosed in Syntroleum Financial Statements or on
Schedule 3.1(v) of Syntroleum Letter, Syntroleum and each of its Subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, pledges or encumbrances securing money borrowed, the deferred purchase price of property in excess of $300,000 or capital leases and free and clear of all other liens, pledges, encumbrances or defects that could affect the value or use thereof except for any such other liens, pledges, encumbrances or defects that would not have a Syntroleum Material Adverse Effect.

         (w) Books and Records. Syntroleum and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

         (x) Certain Payments. Neither Syntroleum nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Syntroleum or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; nor made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (y) Transactions with Related Parties. Except as set forth in Schedule 3.1(y) of Syntroleum Letter, there are no agreements, contracts or other arrangements between (i) Syntroleum or any of its Subsidiaries, on the one hand, and (ii) any Related Person (as defined below) of Syntroleum, on the other hand. Except as set forth in Schedule 3.1(y) of Syntroleum Letter and except for the ownership of the SLH Common Stock issued hereunder, after the Closing Date no Related Person of Syntroleum and no present officer or director of any Related Person of Syntroleum has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of Syntroleum and its Subsidiaries (or the Surviving Corporation and its Subsidiaries) and no Related Person of Syntroleum has any direct or indirect ownership interest (excluding immaterial passive investments) in any person (other than through Syntroleum or any of its Subsidiaries) with which Syntroleum or any of its Subsidiaries competes in any material respect or has a material business relationship. Schedule 3.1(y) of Syntroleum letter sets forth as of the date of this Agreement a description of all services provided by any Related Person of Syntroleum or Syntroleum and any of its Subsidiaries. A "Related Person" of any person shall mean any holder of in excess of 5% of the equity securities of such person and any affiliates or associates (as defined in Rule 12b-2 under the Exchange Act) of such holder (other than such original person or its Subsidiaries).

         (z) State Takeover Laws. Syntroleum has taken all necessary action to exempt the transactions contemplated by this Agreement from the provisions of
Section 1090.3 of the Oklahoma Act, the Oklahoma Takeover Disclosure Act of 1985 and the Oklahoma Control Shares Acquisition Act.

         (aa) Year 2000. Syntroleum has taken all necessary action to enable its computer software to process data attributable to the year 2000 and thereafter. Syntroleum's operating and financial systems will be able to process such data by the year 2000.

         3.2      Representations and Warranties of SLH.    SLH  represents  and
warrants to Syntroleum as follows:

         (a) Organization, Standing and Power. Each of SLH and SLH's Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to qualify would not have a SLH Material Adverse Effect (as defined below). SLH has heretofore delivered to Syntroleum complete and correct copies of SLH's Articles of Incorporation and Bylaws and the organizational documents of each of SLH's Subsidiaries. All Subsidiaries of SLH, the percentage of SLH's ownership of such Subsidiaries, the identity and percentage ownership of all other persons with equity interests in such Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Schedule 3.2(a) of the letter dated and delivered to Syntroleum on the date hereof (the "SLH Letter"), which relates to this Agreement and is designated therein as being the SLH Letter. As used in this Agreement "SLH Material Adverse Effect" or "SLH Material Adverse Change" shall mean any effect or change that is, individually or in the aggregate, materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operation of SLH and its Subsidiaries taken as a whole except for general economic changes and changes that may affect the industries of SLH or any of its Subsidiaries generally.

         (b) Capital Structure. As of the date hereof, the authorized capital stock of SLH consists of 30,000,000 shares of SLH Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share ("SLH Preferred Stock"). At the close of business on March 12, 1998: (i) 10,074,721 shares of SLH Common Stock are issued and outstanding, an aggregate of 974,400 shares of SLH Common Stock are reserved for issuance pursuant to the SLH Stock Option Plan, 780,000 shares of SLH Common Stock are issuable pursuant to outstanding and unvested stock options granted pursuant to the SLH Stock Option Plan and 194,400 shares of SLH Common Stock are issuable pursuant to outstanding and vested stock options granted pursuant to the SLH Stock Option Plan; (ii) no shares of SLH Preferred Stock are issued and outstanding and 50,000 shares of SLH Junior Preferred Stock are reserved for issuance in connection with the SLH Stock Purchase Rights; and (iii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which SLH stockholders may vote ("SLH Voting Debt") are issued or outstanding. From March 12, 1998 until the Effective Time, no additional shares, options or similar rights will be issued or authorized other than shares issued in connection with options which were outstanding and vested (or which vest in accordance with their original terms as in effect on the close of business on March 12, 1998) pursuant to the SLH Stock Option Plan as in effect on the close of business on March 12, 1998. Assuming the Effective Date is prior to September 30, 1998, no options or similar rights that were not vested at the close of business on March 12, 1998 will vest prior to the Effective Time (other than in the case of the death of a holder of such option or a change of control of SLH as provided in the SLH Stock Option Plan). All outstanding shares of SLH Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and are not subject to preemptive rights, and, subject to the approval of this Agreement and the Merger, all shares of SLH Common Stock issuable in the Merger will be duly authorized and, when issued, will be validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth on Schedule 3.2(b) of the SLH Letter, all outstanding shares of capital stock of the Subsidiaries of SLH are owned by SLH, or a direct or indirect wholly owned Subsidiary of SLH, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.2(b) or on
Schedule 3.2(b) of the SLH Letter and except for changes resulting from the exercise of employee stock options outstanding on the date hereof granted pursuant to the SLH Stock Option Plan, or as contemplated by this Agreement there are outstanding: (i) no shares of capital stock, SLH Voting Debt or other voting securities of SLH; (ii) no securities of SLH or any Subsidiary of SLH convertible into or exchangeable for shares of capital stock, SLH Voting Debt or other voting securities of SLH or any Subsidiary of SLH; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which SLH or any Subsidiary of SLH is a party or by which it is bound in any case obligating SLH or any Subsidiary of SLH to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any SLH Voting Debt or other voting securities of SLH or of any Subsidiary of SLH, or obligating SLH or any Subsidiary of SLH to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth on Schedule 3.2(b) of the SLH Letter, there are no stockholder agreements, registration rights, voting trusts or other similar agreements or understandings to which SLH is a party or by which it is bound. Except as set forth on Schedule 3.2(b) of the SLH Letter, there are no restrictions on SLH's ability to vote the stock held by SLH or any of its Subsidiaries. To the knowledge of SLH, as of the date of this Agreement, no stockholder of SLH or "group" within the meaning of Section 13(d)(3) of the Exchange Act will be immediately after the Effective Time the beneficial owner of more than 25% of the then outstanding SLH Common Stock.

         (c) Non-Subsidiaries Equity Investment. Schedule 3.2(c) of the SLH Letter sets forth the book value of each investment by the SLH or any of its Subsidiaries in the voting securities, partnership interests or other equity interests of any corporation, partnership or other entity (other than a Subsidiary of SLH) and the nature and percentage of SLH's or its Subsidiaries' ownership interests in such investment. Except as set forth in Schedule 3.2(c) of the SLH Letter, the voting securities, partnership interests or other equity interests of SLH or its Subsidiaries in such investments are owned free and clear of all liens, charges and encumbrances.

         (d)      Authority; No Violations; Consents and Approvals.

                  (i) The Board of Directors of SLH has, by unanimous vote of the directors (except for those directors who abstained), approved and declared to be in the best interests of the stockholders of SLH the Merger, this Agreement and the amendments to the Articles of Incorporation of SLH provided in the Certificate of Merger. SLH has all requisite corporate power and authority to enter into this Agreement and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of SLH in accordance with the Kansas Code, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SLH, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of SLH in accordance with the Kansas Code. This Agreement has been duly executed and delivered by SLH and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of SLH in accordance with the Kansas Code, and assuming this Agreement constitutes the valid and binding obligation of Syntroleum, constitutes a valid and binding obligation of SLH enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                  (ii) Except as set forth on Schedule 3.2(d) of the SLH Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of SLH or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or Bylaws of SLH or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, or indenture applicable to SLH or any of its Subsidiaries, (iii) any other agreement, instrument, permit, concession, franchise or license applicable to SLH or any of its Subsidiaries or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(d)(iii) are duly and timely obtained or made and the approval of this Agreement and the Merger by the stockholders of SLH has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SLH or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a SLH Material Adverse Effect, materially impair the ability of SLH to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                  (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to SLH or any of its Subsidiaries in connection with the execution and delivery of this Agreement by SLH or the consummation by SLH of the transactions contemplated hereby, as to which the failure to obtain or make would have a SLH Material Adverse Effect, except for: (A) the filing with the SEC of a proxy statement in preliminary and definitive form relating to the meeting of SLH's stockholders to be held in connection with the approval of this Agreement and the Merger by stockholders of SLH, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (B) filings with, and approval of, the Nasdaq Stock Market; (C) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; and (D) the filing of the Certificate of Merger with the Secretary of State of the States of Oklahoma and Kansas.

         (e) SEC Documents. SLH has made available to Syntroleum a true and complete copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, registration statement and definitive proxy statement filed by SLH with the SEC prior to the date of this Agreement, which are all the documents (other than preliminary material) that SLH was required to file with the SEC prior to the date of this Agreement. SLH will make available to Syntroleum, a true and complete copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, registration statement and definitive proxy statement filed by SLH with the SEC subsequent to the date of this Agreement and prior to the Effective Time. All of such reports and statements filed prior to the date of this Agreement and the Form 10-K of the SLH are hereinafter referred to as the "SLH SEC Documents." As of their respective filing dates, the SLH SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SLH SEC Documents, and, assuming the accuracy of information supplied by Syntroleum for inclusion therein, none of the SLH SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of SLH included in the SLH SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto, (ii) in the case of the unaudited statements, such differences in presentation or omissions as permitted by Rule 10-01 of Regulation S-X of the SEC and (iii) the unaudited financial statements do not contain all notes required by GAAP) and fairly presented in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments on a basis comparable with past periods) the consolidated financial position of SLH and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of SLH and its consolidated Subsidiaries for the periods presented therein.

         (f) Information Supplied. Assuming the accuracy of information supplied by Syntroleum for inclusion therein, none of the information supplied or to be supplied by SLH for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by SLH and included or incorporated by reference in the Proxy Statement will, at the time of mailing thereof or at the time of the meetings of the stockholders of SLH or Syntroleum to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to SLH or any of its Subsidiaries, or with respect to other information supplied by SLH for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of SLH and Syntroleum. The S-4 and the Proxy Statement, insofar as they relate to SLH or its Subsidiaries or other information supplied by SLH for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         (g) Absence of Certain Changes or Events. Except as disclosed in, or reflected in the financial statements included in the SLH SEC Documents or on
Schedule 3.2(g) of the SLH Letter, or except as contemplated by this Agreement, since December 31, 1997, SLH has, in all material respects, conducted its business only in the ordinary course and there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of SLH's capital stock (other than a two for one stock split effected on February 9, 1998); (ii) any amendment of any material term of any outstanding equity security of SLH or any Subsidiary; (iii) any repurchase, redemption or other acquisition by SLH or any Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, SLH or any Subsidiary, except as contemplated by SLH Benefit Programs (as hereinafter defined); (iv) any material change in any method of accounting or accounting practice, or in any tax method, principle, election or practice by SLH or any Subsidiary; (v) if the covenants and agreements with respect to the SLH and its Subsidiaries set forth in Section
4.2 had been applicable to SLH and its Subsidiaries during the period from December 31, 1997 to the date of this Agreement, any action, transaction, commitment or failure to act that would cause SLH or any such Subsidiary to fail to comply with such covenants and agreements; or (vi) any other action, transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has had, or may reasonably be expected to have, a SLH Material Adverse Effect, except for general economic changes and changes that may affect the industries of SLH or any of its Subsidiaries generally.

         (h) No Undisclosed Material Liabilities. Except as fully reflected or reserved against in the financial statements included in the SLH SEC Documents, or disclosed in the footnotes thereto, or referred to in Schedule 3.2(h) or elsewhere in the SLH Letter, as of the date hereof SLH and its Subsidiaries have no liabilities, absolute or contingent other than liabilities which, individually or in the aggregate, are reasonably expected not to have a SLH Material Adverse Effect. Except as so reflected, reserved or disclosed, SLH and its Subsidiaries have no commitments which, individually or in the aggregate, are reasonably expected to have a SLH Material Adverse Effect.

         (i) Material Contracts; No Defaults. All of the material contracts of SLH and its Subsidiaries that are required to be described in the SLH SEC Documents or to be filed as exhibits thereto, or that would be required to be described or filed if a Form 10-K with respect to the SLH were required to be filed on the date hereof, have been described or filed in the SLH SEC Documents except as disclosed on Schedule 3.2(i) of the SLH Letter. Neither SLH nor any of its Subsidiaries is in violation of or in default under (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) in the case of SLH and its Significant Subsidiaries, their respective charter and bylaws or comparable organizational documents, (ii) except as disclosed in
Schedule 3.2(i) of the SLH Letter, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which SLH or any of its Subsidiaries is now a party or by which SLH or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to SLH or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a SLH Material Adverse Effect. Schedule 3.2(i) of the SLH Letter lists each contract containing covenants which in any way purport to limit the freedom of SLH or any of its Subsidiaries to engage in any line of business or engage in business in any geographic area or to compete with any person. Except as disclosed on Schedule 3.2(i) of the SLH Letter, to the knowledge of SLH, none of the other parties to material contracts of SLH or its Subsidiaries are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any contract, other than such violations or defaults as would not have a SLH Material Adverse Effect.

         (j) Compliance with Applicable Laws. SLH and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "SLH Permits"), except where the failure so to hold would not have a SLH Material Adverse Effect. SLH and its Subsidiaries are in compliance with the terms of the SLH Permits, except where the failure so to comply would not have a SLH Material Adverse Effect. Except as disclosed or as set forth on
Schedule 3.2(j),  3.2(k), 3.2(l), 3.2(m), 3.2(n) or 3.2(p) of the SLH Letter the
businesses of SLH and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment or decree of any Governmental Entity, except for possible violations which would not have a SLH Material Adverse Effect. Except as set forth on Schedule 3.2(j) of the SLH Letter, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to SLH or any of its Subsidiaries is, to the best knowledge of SLH, pending or threatened, other than those the outcome of which would not have a SLH Material Adverse Effect.

         (k) Litigation. Schedule 3.2(k) of the SLH Letter discloses all suits, actions or proceedings pending, or, to, the best knowledge of SLH, threatened against SLH or any Subsidiary of SLH ("SLH Litigation") on the date of this Agreement and all judgments, decrees, injunctions, rules or orders of any Governmental Entity or arbitrator outstanding against SLH or any Subsidiary of SLH ("SLH Order") on the date of this Agreement, in each case in which the amount claimed or that could be involved is in excess of $100,000. Except as disclosed on Schedule 3.2(k) of the SLH Letter, there is no SLH Litigation that, individually or in the aggregate with all other SLH Litigation, is reasonably likely to have a SLH Material Adverse Effect, nor is there any SLH Order that, individually or in the aggregate with all other SLH Litigation, is reasonably likely to have a SLH Material Adverse Effect or a material adverse effect on SLH's ability to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement.

         (l) Taxes. Except as set forth on Schedule 3.2(1) of the SLH Letter and except for exceptions to the following that would not, individually or in the aggregate, have a SLH Material Adverse Effect:

                  (i) Each of SLH, each of its Subsidiaries and any affiliated, consolidated, combined, unitary or similar group of which any such corporation is or was a member has (A) duly and timely (taking into account any extensions) filed all federal, state, local, foreign and other Returns required to be filed or sent by or with respect to it in respect of any Taxes, (B) duly paid or deposited on a timely basis all Taxes (including estimated Taxes) that are due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in SLH's most recent audited financial statements) for which SLH or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of SLH and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                  (ii) Schedule 3.2(l) of the SLH Letter sets forth (i) the last taxable period through which the United States federal income Tax Returns of SLH and any of its Subsidiaries have been examined by the IRS or otherwise closed and (ii) any affiliated, consolidated, combined, unitary or similar group Return in which the SLH or any of its Subsidiaries is or has been a member or is or has joined in the filing. Except to the extent being contested in good faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable federal, state, local, foreign or other taxing authority have been paid, fully settled or adequately provided for in SLH's most recent audited financial statements. Except as adequately provided for in the financial statements included in the SLH SEC Documents, no material tax audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes for which SLH or any of its Subsidiaries would be liable, and no material deficiency for any such Taxes has been proposed, asserted or assessed pursuant to such examination against SLH or any of its Subsidiaries by any federal, state, local, foreign or other taxing authority with respect to any period.

                  (iii) Neither SLH nor any of its Subsidiaries has executed or entered into with the IRS or any taxing authority (i) any agreement or other document extending or having the effect of extending the period for assessments or collection of any Taxes for which SLH or any of its Subsidiaries would be liable or (ii) a closing agreement pursuant to
         Section 7121 of the Code, or any predecessor provision thereof or any similar provision of federal, state, local, foreign or other tax law that relates to the assets or operations of SLH or any of its Subsidiaries.

                  (iv) Neither SLH nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code.

                  (v) Neither SLH nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by SLH or any of its Subsidiaries.

                  (vi) Neither SLH nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing or allocation agreement or similar agreement or arrangement.

         (m)      Pension and Benefit Plans; ERISA.

                  (i) SLH has made available to Syntroleum true, correct, and complete copies of each of the following which is sponsored, maintained or contributed to by SLH or any of its Subsidiaries for the benefit of the employees of SLH or such Subsidiary:

                           (1) each  "employee  benefit  plan,"  as such term is
                  defined in Section 3(3) of ERISA, including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA ("SLH Plans"); and

                           (2) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.2(m)(i)(l) ("SLH Benefit Programs").

                  (ii)     Except as disclosed in Schedule 3.2(m)(ii) of the SLH
         Letter:

                           (1) SLH and its  Subsidiaries do not contribute to or
                  have an obligation to contribute to, and have not at any time within six years prior to the Effective Time contributed to or had an obligation to contribute to, a multiemployer plan within the meaning of Section 3(37) of ERISA;

                           (2) SLH and its Subsidiaries have substantially performed all material obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the SLH Plans and the SLH Benefit
                  Programs, and to the knowledge of SLH there have been no material defaults or violations by any other party to the SLH Plans or SLH Benefit Programs;

                           (3) All reports and  disclosures  relating to the SLH
                  Plans required to be filed with or furnished to governmental agencies, SLH Plan participants or beneficiaries have been filed or furnished substantially in accordance with applicable law in a timely manner;

                           (4) Each  SLH Plan  intended  to be  qualified  under
                  Section 401 of the Code satisfies the requirements of such Section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of SLH, operated in a way which would adversely affect such qualified status. As to any SLH Plan intended to be qualified under Section 401 of the Code, there has been no termination or partial termination of the SLH Plan within the meaning of
                  Section 411(d)(3) of the Code;

                           (5) There  are no  actions,  suits or claims  pending
                  (other than routine claims for benefits) or, to the knowledge of SLH, threatened against, or with respect to, any of the SLH Plans or SLH Benefit Programs or their assets. To the knowledge of SLH, there is no matter pending (other than routine qualification determination filings) with respect to any of the SLH Plans before the IRS, the United States Department of Labor or the PBGC;

                           (6) As to any SLH Plan  subject to Title IV of ERISA,
                  there has been no event or condition which presents the material risk of a SLH Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation 2615.3 promulgated by the PBGC have not been waived) has occurred, no notice of intent to terminate the SLH Plain has been given under Section 4041(c) of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the SLH Plan, no liability to the PBGC has been incurred;

                           (7) No act,  omission  or  transaction  has  occurred
                  which would result in imposition on SLH or any of its Subsidiaries of (A) liability for a breach of fiduciary duty under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                           (8) With respect to any employee benefit plan, within
                  the meaning of Section 3(3) of ERISA, which is not a SLH Plan but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with SLH, within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001 of ERISA ("SLH Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any SLH Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or
                  Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

                           (9) The execution and delivery of this  Agreement and
                  the consummation of the transactions contemplated hereby will not (A) require SLH or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any SLH Plan or SLH Benefit Program than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any SLH Plan or SLH Benefit Program.

                  (iii) Except as disclosed on Schedule 3.2(m)(iii) of the SLH Letter, there are no severance agreements or employment agreements between SLH or any of its Subsidiaries and any employee of SLH or such Subsidiary. True and correct copies of all such severance and employment agreements have been provided to Syntroleum. Except as disclosed on Schedule 3.2(m)(iii) of the SLH Letter, (A) neither SLH nor any of its Subsidiaries has any consulting agreement or arrangement with any person involving annual compensation in excess of $100,000, except as are terminable without penalty upon one month's notice or less, and (B) no stock or other security issued by SLH or any of its Subsidiaries forms or has formed a material part of the assets of any SLH Plan or SLH Benefit Program.

         (n)      Labor Matters.

                  (i) Except as set forth in Schedule 3.2(n)(i) of the SLH Letter, as of the date of this Agreement, (1) no employees of SLH or any of its Subsidiaries are represented by any labor organization; (2) no labor organization or group of employees of SLH or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and (3) to the knowledge of SLH, there are no organizing activities involving SLH or any of its Subsidiaries pending with any labor organization or group of employees of SLH or any of its Subsidiaries.

                  (ii) Except as set forth on Schedule 3.2(n)(ii) of the SLH Letter, SLH and each of its Subsidiaries is in compliance with all laws and orders relating to the employment of labor, including all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes, except where the failure to comply would not have a SLH Material Adverse Effect.

         (o) Intangible Property. SLH and its Subsidiaries possess or have adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, database, industrial designs and copyrights necessary for the operation of the businesses of each of SLH and its Subsidiaries (collectively, the "SLH Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a SLH Material Adverse Effect. Schedule 3.2(o) lists all patents and trademarks or licensing agreements with respect to any patent or trademark, which in each case is applicable to a material portion of the business of SLH or its Subsidiaries and the failure to possess would not reasonably be expected to have a SLH Material Adverse Effect. To the knowledge of SLH, except as set forth on Schedule 3.2(o) of the SLH Letter, all of the SLH Intangible Property is owned by SLH or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a SLH Material Adverse Effect, and neither SLH nor any such Subsidiary has forfeited or otherwise relinquished any SLH Intangible Property which forfeiture would result in a SLH Material Adverse Effect. To the knowledge of SLH, the use of SLH Intangible Property by SLH or its Subsidiaries does not, in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither SLH nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of SLH Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of SLH Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a SLH Material Adverse Effect.

         (p)      Environmental Matters.

                  (i) Except as disclosed on Schedule 3.2(p) of the SLH Letter, the operations of SLH and its Subsidiaries have been and are currently in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a SLH Material Adverse Effect;

                  (ii) Except as disclosed on Schedule 3.2(p) of the SLH Letter, SLH and its Subsidiaries have obtained and maintained all permits required under applicable Environmental Laws for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to lead to a SLH Material Adverse Effect;

                  (iii) Except as disclosed on Schedule 3.2(p) of the SLH Letter, as of the date hereof SLH and its Subsidiaries are not subject to any material (individually or in the aggregate) outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                  (iv) Except as disclosed on Schedule 3.2(p) of the SLH Letter, SLH and its Subsidiaries have not received any written communication alleging, with respect to any such party, and has no knowledge of, or reasonable reason to suspect the existence of, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a SLH Material Adverse Effect;

                  (v) Except as disclosed on Schedule 3.2(p) of the SLH Letter, neither SLH nor any of its Subsidiaries has any contingent liability in connection with any Release of any Hazardous Material including, without limitation, in connection with the exposure of any person or property to Hazardous Material that would reasonably be expected to lead to a SLH Material Adverse Effect;

                  (vi) Except as disclosed on Schedule 3.2(p) of the SLH Letter, the operations of SLH or its Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, or any other Hazardous Material are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a SLH Material Adverse Effect; and

                  (vii) Except as disclosed on Schedule 3.2(p) of the SLH Letter, to the knowledge of SLH as of the date hereof, there is not now on or in any property of SLH or its Subsidiaries any of the following:
         (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B) or (C) preceding) could reasonably be expected to have a SLH Material Adverse Effect. None of the properties owned or operated by SLH are restricted as to use or as to transfer of title, or the subject of any special recorded notice, as a result of the existence of Hazardous Substances thereon.

                  (viii) SLH has made available to Syntroleum for review all written reports of environmental audits and assessments prepared for SLH or any of its Subsidiaries within the last three years by third party consultants or internal environmental, safety or health personnel which are in the possession or control of SLH and which relate to the assets or operations of SLH or any of its Subsidiaries.

         (q) Opinion of Financial Advisor. SLH has received the opinion of Salomon Smith Barney (a copy of which has been delivered to Syntroleum) to the effect that, as of the date hereof, the Exchange Ratio is fair to SLH from a financial point of view.

         (r) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of SLH Common Stock is the only vote of the holders of any class or series of SLH capital stock necessary to approve this Agreement and the Merger and the transactions contemplated hereby.

         (s) Insurance. SLH has delivered to Syntroleum an insurance schedule of SLH's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. SLH maintains insurance coverage reasonably adequate for the operation of the business of SLH and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated hereby will not materially adversely affect such coverage.

         (t) Brokers. Except as disclosed on Schedule 3.2(t) of the SLH Letter, no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SLH.

         (u) Tax Matters. As of the date hereof, the representations which SLH is to make pursuant to Exhibit C attached hereto (other than any representation which refers to the Proxy Statement) are true and correct, assuming for purposes of this representation and warranty that the Merger referred to in such Exhibit C had been consummated on the date hereof. In addition, the representations which are made by SLH in the form of Exhibit C hereof (with such variations therein as may be made) in connection with the rendering of the tax opinion for which provision is made in Section 6.1(h) hereof will be true and correct at the time that the Merger occurs. Such representations are for the benefit of the holders of Syntroleum Common Stock.

         (v) Title.  Except as disclosed in the SLH  Financial  Statements or on
Schedule 3.2(v) of the SLH Letter, the SLH and each of its Subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, pledges or encumbrances securing money borrowed, the deferred purchase price of property in excess of $300,000 or capital leases and free and clear of all other liens, pledges, encumbrances or defects that could affect the value or use thereof except for any such other liens, pledges, encumbrances or defects that would not have a SLH Material Adverse Effect.

         (w) Books and Records. The SLH and its Subsidiaries (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

         (x) Certain Payments. Neither the SLH nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the SLH or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; nor made any illegal bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (y) Transactions with Related Parties. Except as set forth in Schedule 3.2(y) of the SLH Letter or in the SLH SEC Documents, there are no agreements, contracts or other arrangements between (i) SLH or any of its Subsidiaries, on the one hand, and (ii) any Related Person of SLH, on the other hand. Except as set forth in Schedule 3.2(y) of the SLH Letter, after the Closing Date no Related Person of SLH and no present officer or director of any Related Person of SLH has any interest in any property (real or personal, tangible or intangible) or contract used in or pertaining to the business of the SLH and its Subsidiaries (or the Surviving Corporation and its Subsidiaries) and no Related Person of SLH has any direct or indirect ownership interest (excluding immaterial passive investments) in any person (other than through SLH or any of its Subsidiaries) with which SLH or any of its Subsidiaries competes in any material respect or has a material business relationship. Other than those services described in the SLH SEC Documents, Schedule 3.2(y) of the SLH Letter sets forth as of the date of this Agreement a description of all services provided by any Related Person of SLH to SLH and any of its Subsidiaries.

         (z) State Takeover Laws and SLH Rights Plan. SLH has taken all necessary action to exempt the transactions contemplated by this Agreement from the provisions of Section 17.12.101 of the Kansas Code and Sections 1286 through 1298 of the Kansas Code. The transactions contemplated by this Agreement will not cause the SLH Stock Purchase Rights to become exercisable.

         (aa) Year 2000. SLH has taken all necessary action to enable its computer software to process data attributable to the year 2000 and thereafter. SLH's operating and financial systems will be able to process such data by the year 2000.


                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 Conduct of Business by Syntroleum Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, Syntroleum agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that SLH shall otherwise consent in writing):

         (a) Ordinary Course. Except as provided on Schedule 4.1(a) of Syntroleum Letter, each of Syntroleum and its Subsidiaries shall carry on its businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

         (b) Dividends; Changes in Stock. Except as provided on Schedule 4.1(b) of Syntroleum Letter, Syntroleum shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends from a Subsidiary of Syntroleum to Syntroleum or another Subsidiary of Syntroleum and except for cash dividends or distributions paid on or with respect to the capital stock of a Subsidiary of Syntroleum; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof, as contemplated by any existing employee benefit plan or program or pursuant to the terms of any existing agreements with employees of Syntroleum and its Subsidiaries upon the termination of employment of any such employee.

         (c) Issuance of Securities. Except as provided on Schedule 4.1(c) of Syntroleum Letter, Syntroleum shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of Syntroleum Common Stock upon the exercise of stock options granted under Syntroleum Stock Option Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to Syntroleum Stock Option Plans; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

         (d) Governing Documents. Except as contemplated hereby or in connection herewith, Syntroleum shall not amend or propose to amend its Certificate of Incorporation or Bylaws.

         (e) No Acquisitions. Other than acquisitions listed on Schedule 4.1(e) of Syntroleum Letter, Syntroleum shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or, consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

         (f) No Dispositions. Other than: (i) dispositions or proposed dispositions listed on Schedule 4.1(f) of Syntroleum Letter; (ii) as may be necessary or required by law to consummate the transactions contemplated hereby; or (iii) dispositions of other assets that are not material, individually or in the aggregate, to Syntroleum and its Subsidiaries taken as a whole, Syntroleum shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets. Notwithstanding the foregoing, none of Syntroleum nor its Subsidiaries shall sell, lease, encumber or otherwise dispose of, or agree to dispose of, any of its assets to any Related Person other than in the ordinary course of business on an arms length basis.

         (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, Syntroleum shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Syntroleum or any of its Significant Subsidiaries.

         (h) Certain Employee Matters. Except as set forth on Schedule 4.1(h) of Syntroleum Letter, Syntroleum shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Syntroleum Benefit Programs or Syntroleum Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any such director, officer or key employee; or (iv) become obligated under any new Syntroleum Benefit Program or Syntroleum Plan, which was not in existence or approved by the Board of Directors of Syntroleum prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

         (i) Indebtedness;  Leases; Capital Expenditures. Except as set forth on
Schedule 4.1(i) of Syntroleum Letter, Syntroleum shall not, nor shall Syntroleum permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of Syntroleum or any of its Subsidiaries in connection with any indebtedness thereof, except for those securing purchase money indebtedness or (iii) commit to aggregate capital expenditures in excess of $100,000 outside the capital budget, as approved by Syntroleum prior to the date hereof and set forth on Schedule 4.1(i) of Syntroleum Letter.

         (j) No Solicitation. From and after the date hereof, Syntroleum will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, "Syntroleum Representatives") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Syntroleum Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) Syntroleum may engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with Syntroleum or any Syntroleum Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Syntroleum and its business, properties and assets, (ii) Syntroleum's Board of Directors may take and disclose to Syntroleum's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a Syntroleum Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by Syntroleum's Board of Directors after consultation with Syntroleum's financial advisors), the Board of Directors of Syntroleum may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with
Section 7.1(b), but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of Syntroleum shall conclude in good faith that such action is necessary in order for the Board of Directors of Syntroleum to act in a manner that is consistent with its fiduciary obligations under applicable law. Syntroleum shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Syntroleum or any Syntroleum Representatives with respect to any Syntroleum Acquisition Proposal existing on the date hereof. Syntroleum will promptly notify SLH of any such requests for such information or the receipt of any Syntroleum Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such
Syntroleum   Acquisition  Proposal,  and  (unless  the  Board  of  Directors  of
Syntroleum concludes such disclosure is inconsistent with its fiduciary obligations under applicable law) the material terms and conditions of any Syntroleum Acquisition Proposal. As used in this Agreement, "Syntroleum Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by SLH or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving Syntroleum or any Subsidiary of Syntroleum or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, Syntroleum or any of its Subsidiaries.

         4.2 Conduct of Business by SLH Pending the Merger. During the period from the date of this Agreement and continuing until the Effective Time, SLH agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Syntroleum shall otherwise consent in writing):

         (a) Ordinary Course. Except as provided on Schedule 4.2(a) of the SLH Letter, except as contemplated by Section 5.16 hereof and except for the execution prior to the Closing Date of a consulting and sublease agreement between SLH and Lab Holdings, Inc. in form and substance reasonably satisfactory to Syntroleum, each of SLH and its Subsidiaries shall carry on its businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

         (b) Dividends; Changes in Stock. Except as provided on Schedule 4.2(b) of the SLH Letter, SLH shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for the declaration and payment of dividends from a Subsidiary of SLH to SLH or another Subsidiary of SLH and except for cash dividends or distributions paid on or with respect to the capital stock of a Subsidiary of SLH; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof, as contemplated by any existing employee benefit plan or program or pursuant to the terms of any existing agreements with employees of SLH and its Subsidiaries upon the termination of employment of any such employee.

         (c) Issuance of Securities. Except as provided on Schedule 4.2(c) of the SLH Letter, SLH shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than: (i) the issuance of SLH Common Stock upon the exercise of stock options granted under SLH Stock Option Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to SLH Stock Option Plans; and (ii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

         (d) Governing Documents. Except as contemplated hereby or in connection herewith, SLH shall not amend or propose to amend its Articles of Incorporation or Bylaws; provided that prior to the Effective Time, SLH shall increase the number of authorized shares of SLH Junior Preferred Stock to 250,000.

         (e) No Acquisitions. Other than acquisitions listed on Schedule 4.2(e) of the SLH Letter, SLH shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

         (f) No Dispositions. Other than: (i) dispositions of real estate to unaffiliated parties or dispositions of interests in entities, substantially all of the assets of which consist of real estate, to unaffiliated parties or proposed dispositions listed on Schedule 4.2(f) of the SLH Letter; (ii) as may be necessary or required by law to consummate the transactions contemplated hereby; or (iii) dispositions of other assets that are not material, individually or in the aggregate, to SLH and its Subsidiaries taken as a whole, SLH shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets. Notwithstanding the foregoing, none of SLH nor its Subsidiaries shall sell, lease, encumber or otherwise dispose of, or agree to dispose of, (A) any of its assets to any Related Person other than in the ordinary course of business on an arms length basis or (B) any shares of Syntroleum Common Stock.

         (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, SLH shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of SLH or any of its Significant Subsidiaries.

         (h) Certain Employee Matters. Except as set forth on Schedule 4.2(h) of the SLH Letter, SLH shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, except increases in the ordinary course of business and in accordance with past practice; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing SLH Benefit Programs or SLH Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) enter into any new, or amend any existing, employment or severance or termination agreement with any such director, officer or key employee (including, without limitation, with respect to the terminations contemplated by Section 5.16 hereof); or (iv) become obligated under any new SLH Benefit Program or SLH Plan, which was not in existence or approved by the Board of Directors of SLH prior to or on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

         (i) Indebtedness;  Leases; Capital Expenditures. Except as set forth on
Schedule 4.2(i) of the SLH Letter, SLH shall not, nor shall SLH permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for working capital under SLH's existing credit facilities, and refinancings of existing debt that permit prepayment of such debt without penalty) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any lease (whether such lease is an operating or capital lease) or create any mortgages, liens, security interests or other encumbrances on the property of SLH or any of its Subsidiaries in connection with any indebtedness thereof, except for those securing purchase money indebtedness or
(iii) commit to aggregate capital expenditures in excess of $100,000 outside the capital budget, as approved by SLH prior to the date hereof and set forth on
Schedule 4.2(i) of the SLH Letter.

         (j) No Solicitation. From and after the date hereof, SLH will not, and will not authorize or permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries (collectively, "SLH Representatives") to, directly or indirectly, solicit or initiate any prospective buyer or the making of any proposal that constitutes, or may reasonably be expected to lead to, a SLH Acquisition Proposal (as defined herein) from any person; provided, however, that, notwithstanding any other provision of this Agreement, (i) SLH may engage in discussions or negotiations with a third party who (without any solicitation or initiation, directly or indirectly, by or with SLH or any SLH Representatives after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning SLH and its business, properties and assets, (ii) SLH's Board of Directors may take and disclose to SLH's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act and (iii) following receipt of a SLH Acquisition Proposal that is financially superior to the Merger and reasonably capable of being financed (as determined in each case in good faith by SLH's Board of Directors after consultation with SLH's financial advisors), the Board of Directors of SLH may withdraw, modify or not make its recommendation referred to in Section 5.5 or terminate this Agreement in accordance with Section 7.1(b), but in each case referred to in the foregoing clauses (i) through (iii) only to the extent that the Board of Directors of SLH shall conclude in good faith that such action is necessary in order for the Board of Directors of SLH to act in a manner that is consistent with its fiduciary obligations under applicable law. SLH shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by SLH or any SLH representatives with respect to any SLH Acquisition Proposal existing on the date hereof. SLH will promptly notify Syntroleum of any such requests for such information or the receipt of any SLH Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such SLH Acquisition Proposal, and (unless the Board of Directors of SLH concludes such disclosure is inconsistent with its fiduciary obligations under applicable law) the material terms and conditions of any SLH Acquisition Proposal. As used in this Agreement, "SLH Acquisition Proposal" shall mean any proposal or offer, other than a proposal or offer by Syntroleum or any of its affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving SLH or any Subsidiary of SLH or any proposal to acquire in any manner a substantial equity interest in, or substantially all of the assets of, SLH or any of its Subsidiaries.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Preparation of S-4 and the Proxy Statement. SLH shall promptly prepare and file with the SEC the Proxy Statement and the S-4, in which the Proxy Statement will be included as a prospectus. SLH shall use its commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. SLH shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to stockholders of SLH at the earliest practicable date. Syntroleum shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to stockholders of Syntroleum at the earliest practicable date. SLH shall use its commercially reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of SLH Common Stock in the Merger and upon the exercise of Syntroleum Stock Options (as defined herein). Syntroleum shall furnish all information concerning Syntroleum and the holders of Syntroleum Common Stock, including financial statements required by Form S-4 and the proxy rules under the Exchange Act as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

         5.2 Letter of Syntroleum's Accountants. Syntroleum shall use its commercially reasonable efforts to cause to be delivered to SLH a letter of Arthur Andersen LLP, Syntroleum's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to SLH and the individuals listed on Exhibit B, in form and substance reasonably satisfactory to SLH and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         5.3 Letter of SLH's Accountants. SLH shall use its commercially reasonable efforts to cause a letter of KPMG Peat Marwick LLP, SLH's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to SLH and the individuals listed on Exhibit B, in form and substance reasonably satisfactory to SLH and Syntroleum and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 to be delivered and addressed to such persons and entities as is customary for similar letters.

         5.4 Access to Information. Upon reasonable notice, Syntroleum and SLH shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Syntroleum and SLH shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each quarterly, annual or current report on Form 10-Q, 10-K or 8-K, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request, excluding, however, information covered by confidentiality agreements with third parties. Each of Syntroleum and SLH agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this
Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreements dated as of March 13, 1998 between SLH and Syntroleum (the "Confidentiality Agreements") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

         5.5 Stockholders Meetings. Syntroleum and SLH shall each call a meeting of its stockholders (respectively, the "Syntroleum Stockholder Meeting" and the "SLH Stockholder Meeting" and, collectively, the "Stockholder Meetings") to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger. Subject only to the proviso of the first sentence of Section 4.1(j), Syntroleum will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its commercially reasonable efforts to obtain approval and adoption of this Agreement and the Merger by its stockholders. Subject only to the proviso of the first sentence of Section 4.2(j), SLH will, through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation and shall use its commercially reasonable efforts to obtain approval and adoption of this Agreement and the Merger by its stockholders. Syntroleum and SLH shall coordinate and cooperate with respect to the timing of such meetings and shall use their commercially reasonable efforts to hold such meetings on the same day.

         5.6 Legal Conditions to Merger. Syntroleum and SLH will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger (including, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Syntroleum and SLH will, and will cause its Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity, court or other person or entity required to be obtained or made by Syntroleum, SLH or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         5.7 Agreements of Others. Prior to the Effective Time, Syntroleum shall cause to be prepared and delivered to SLH a list identifying all persons who, at the time of Syntroleum Stockholder Meeting may be deemed to be "affiliates" of Syntroleum as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). Syntroleum shall use its commercially reasonable efforts to cause each person who is identified as an Affiliate in such list to deliver to SLH, at or prior to the Effective Time, a written agreement, in a form mutually agreeable to Syntroleum and SLH whereby each such person acknowledges that such person is subject to the provisions of Rule 145(d) promulgated under the Securities Act.

         5.8 Listing. SLH shall use its commercially reasonable efforts to cause the shares of SLH Common Stock to be issued in the Merger, the shares of SLH Common Stock issuable upon exercise of Syntroleum Stock Options and issuable under Syntroleum Stock Option Plans to be approved for trading on the Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

         5.9 Board of Directors and Officers. SLH shall take all necessary action so that as of the Effective Time the directors and officers of SLH shall only be those individuals identified as directors and officers, on Exhibit B hereto, except to the extent any such individual is unwilling or unable to serve in such capacity. If prior to the Effective Time an individual identified on Exhibit B hereto as a director or officer is unwilling or unable to serve in such capacity, then unless such individual is Mr. P. Anthony Jacobs or Mr. James
R. Seward the directors of SLH specified on Exhibit B that are willing and able to serve shall fill any vacancies promptly after the Effective Time. If prior to the Effective Time or thereafter at anytime prior to the 2001 Annual Meeting of Stockholders of SLH either Mr. P. Anthony Jacobs or Mr. James R. Seward is unwilling or unable to serve as a director of SLH, then either Mr. Jacobs or Mr. Seward (whichever continues to be willing and able to serve as a director of SLH) shall be entitled to recommend to the Board of Directors of SLH an individual to fill the vacancy and SLH shall support such recommendation.

         5.10 Stock Options; Reservation and Registration of Shares. (a) At the Effective Time, each outstanding option to purchase Syntroleum Common Stock and any stock appreciation rights related thereto that have been granted pursuant to Syntroleum Stock Option Plans and the Consultant Option (a "Syntroleum Stock Option"), whether vested or unvested, shall be assumed by SLH. Each such option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Syntroleum Stock Option, a number of shares of SLH Common Stock equal to the number of shares of Syntroleum Common Stock purchasable pursuant to such Syntroleum Stock Option multiplied by the Exchange Ratio, at a price per share of SLH Common Stock equal to the per- share exercise price for the shares of Syntroleum Common Stock purchasable pursuant to such Syntroleum Stock Option divided by the Exchange Ratio; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that the number of shares of SLH Common Stock that may be purchased upon exercise of such Syntroleum Stock Option shall not include any fractional share and, upon exercise of such Syntroleum Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of SLH Common Stock on the Nasdaq Stock Market or, if then traded on an exchange, such exchange, on the last trading day of the calendar month immediately preceding the date of exercise.

         (c) SLH shall take all corporate action necessary to reserve for issuance a sufficient number of shares of SLH Common Stock for delivery upon exercise of Syntroleum Stock Options. As soon as practicable after the Effective Time, SLH shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of SLH Common Stock subject to Syntroleum Stock Options and shall use its efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Syntroleum Stock Options remain outstanding.

         5.11 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the SLH or Syntroleum or any of their Subsidiaries or an employee of the SLH or Syntroleum or any of their Subsidiaries who acts as a fiduciary under any of the SLH Benefit Programs, the SLH Plans, Syntroleum Benefit Programs or Syntroleum Plans (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of the SLH or Syntroleum or any of their Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and the Surviving Corporation will pay expenses in advance of the final disposition of any such action or proceedings to each Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Surviving Corporation, and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) the Surviving Corporation will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation, but the failure so to notify shall not relieve a party from any liability that it may have under this Section 5.11, except to the extent such failure materially prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Syntroleum and SLH agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties (including in the Articles of Incorporation or Bylaws or in the indemnification agreements previously provided by SLH to Syntroleum) with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities.

         (b) After the Effective Time SLH shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by SLH and Syntroleum and its Subsidiaries or other policies of comparable coverage and amounts with respect to matters arising before the Effective Time covering Indemnified Parties who are directors or officers of SLH and who cease to be employed as a director or officer of the SLH within three years after the Effective Time, such that if a claim is made against any such Indemnified Person during the six years following the Effective Time with respect to occurrences arising prior to the Effective Time, the Indemnified Person would be covered as if (a) the Indemnified Person has not ceased to be so employed and (b) such insurance was still in effect.

         5.12 Public Announcements. SLH and Syntroleum will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system.

         5.13 Other Actions. Except as contemplated by this Agreement, neither SLH nor Syntroleum shall, and shall not permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable, to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

         5.14 Advice of Changes; SEC Filings. SLH and Syntroleum shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a SLH Material Adverse Effect or Syntroleum Material Adverse Effect. Syntroleum and SLH shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

         5.15 Reorganization. It is the intention of SLH and Syntroleum that the Merger will qualify as a reorganization described in Section 368(a) of the Code (and any comparable provisions of applicable state or local law). Neither SLH nor Syntroleum (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger not to be so treated. The parties will characterize the Merger as such a reorganization for purposes of all Returns and other filings.

         5.16 Termination of Certain SLH Employees. Prior to the Closing Date, SLH shall terminate the employment of all of its employees other than those identified on Schedule 5.16 of the SLH Letter.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

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
         (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Syntroleum Common Stock entitled to vote thereon at Syntroleum Stockholder Meeting and shall have been approved and adopted by the holders of a majority of the outstanding shares of SLH Common Stock entitled to vote thereon at the SLH Stockholder Meeting.

         (b) Listing. The shares of SLH Common Stock issuable to Syntroleum stockholders pursuant to this Agreement and such other shares of SLH Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for trading on the Nasdaq Stock Market, upon official notice of issuance.

         (c) Other Approvals. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Syntroleum and SLH shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits, and authorizations would not be reasonably likely to result in a material adverse effect to the business, operations, assets, condition (financial or otherwise) or results of operation of SLH and its Subsidiaries taken as a whole (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger.

         (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

         (f) Dissenters. The aggregate number of shares held by holders of Syntroleum Common Stock who have made demands for appraisal in accordance with the Oklahoma Act shall not exceed 2.5% of the shares of Syntroleum Common Stock outstanding and entitled to vote at Syntroleum Stockholders Meeting.

         (g) Accounting Treatment. The historical or pro forma financial statements included in the S-4 that is declared effective by the SEC and the definitive preliminary proxy materials that are distributed to stockholders of the parties shall not reflect fundamental and material variances from those initially filed (which shall not be materially inconsistent with the accounting treatment currently contemplated by the parties) that are not satisfactory to the Board of Directors of both SLH and Syntroleum.

         (h) Tax Opinion. Syntroleum and SLH shall have received an opinion, reasonably satisfactory to both Syntroleum and SLH, dated on or about the date that is two days prior to the date the Proxy Statement is first mailed to stockholders of the SLH, of Baker & Botts, L.L.P., counsel to Syntroleum, to the effect that, if the Merger is consummated in accordance with the terms of this Agreement, the Merger will be a reorganization within the meaning of Section 368(a) of the Code, SLH and Syntroleum will each be a party to that reorganization within the meaning of
Section 368(b) of the Code and no gain or loss will be recognized for United States federal income tax purposes by SLH, Syntroleum or a stockholder of Syntroleum as a result of the Merger or upon the conversion of shares of Syntroleum Common Stock into shares of SLH Common Stock except with respect to cash, if any, which is received in lieu of fractional shares of SLH Common Stock. In rendering such opinion, such counsel may rely upon representations of Syntroleum and SLH substantially in the form of Exhibit C attached hereto.

         6.2 Conditions of Obligations of SLH. The obligations of SLH to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by SLH.

         (a) Representations and Warranties. Each of the representations and warranties of Syntroleum set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) which would not, individually or in the aggregate, reasonably be expected to have a Syntroleum Material Adverse Effect or which were provided by, or in accordance with, this Agreement.

         (b) Performance of Obligations of Syntroleum. Syntroleum shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c)      No Vesting of Syntroleum Stock Options.     Syntroleum   Stock
Options shall not vest as a result of the Merger and will maintain the same vesting period as if the Merger had not occurred.

         (d) Fairness Opinion. The opinion described in Section 3.2(q) shall not have been withdrawn.

         (e) Officers' Certificate. SLH shall have received (i) a certificate dated as of the Closing Date and signed on behalf of Syntroleum by its chief executive officer or president and by its chief financial officer, to the effect that the conditions set forth in Section 6.1 hereof as they relate to Syntroleum and in Section 6.2(a) and (b) have been satisfied and (ii) certified copies of resolutions duly adopted by Syntroleum's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all in such reasonable detail as SLH and its counsel shall request.

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
         (f) Letters from Affiliates. SLH shall have received from each person named in the letter referred to in Section 5.7 an executed copy of an agreement as provided in Section 5.7.

         (g)  Opinion of  Counsel to  Syntroleum.  Syntroleum  shall  deliver an
opinion  from  counsel  to   Syntroleum,   in  form  and  substance   reasonably
satisfactory to SLH, covering the matters set forth on Exhibit D hereto.

         6.3 Conditions of Obligations of Syntroleum. The obligation of Syntroleum to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Syntroleum:

         (a) Representations and Warranties. Each of the representations and warranties of SLH set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date except for such failures to be so true and correct which (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) would not, individually or in the aggregate, reasonably be expected to have a SLH Material Adverse Effect or which were provided by or in accordance with this Agreement.

         (b) Performance of Obligations of SLH. SLH shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

         (c) Fairness Opinion. The opinion described in Section 3.1(q) shall not have been withdrawn.

         (d) Officers' Certificate. Syntroleum shall have received (i) a certificate dated as of the Closing Date and signed on behalf of SLH by its chief executive officer and by its chief financial officer, to the effect that the conditions set forth in Section 6.1 hereof as they relate to SLH and in
Section 6.3(a) and (b) have been satisfied and (ii) certified copies of resolutions duly adopted by SLH's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all in such reasonable detail as Syntroleum and its counsel shall request.

         (e) Board of Directors and Officers at the Effective Time. As of the closing date, SLH shall have delivered to Syntroleum irrevocable letters of resignation effective as of the Effective Time from all of the current directors and officers of SLH other than individuals identified as directors on Exhibit B hereto. The delivery of such resignations by officers of SLH shall be deemed to be a termination without cause under their existing employment agreements.

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
         (f) Opinion of Counsel to SLH. SLH shall deliver an opinion from counsel to SLH in form and substance reasonably satisfactory to Syntroleum, covering the matters set forth on Exhibit E hereto.

         (g) Consents of Optionees. All holders of SLH Stock Options shall have delivered written consents to the adjustments set forth in Section 2.1(b) hereof.


                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Syntroleum or SLH:

         (a) by mutual written consent of Syntroleum and SLH, or by mutual action of their respective Boards of Directors;

         (b) by either Syntroleum or SLH if (i) the Merger shall not have been consummated by September 30, 1998 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (ii) any court of competent jurisdiction, or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (iii) the stockholders of the SLH shall not approve this Agreement and the Merger at the SLH Stockholder Meeting or at any adjournment thereof; (iv) the stockholders of Syntroleum shall not approve this Agreement and the Merger at Syntroleum Stockholders Meeting or at any adjournment thereof; (v) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of SLH determines that such termination is required by reason of a SLH Acquisition Proposal having been made, provided that SLH may not terminate this Agreement pursuant to this clause (v) unless five business days shall have elapsed after delivery to Syntroleum of a written notification of SLH's intention to terminate this Agreement and during such five business-day period SLH shall have fully cooperated with Syntroleum; including, without limitation, informing Syntroleum of the terms and conditions of such SLH Acquisition Proposal and the identity of the person or group making such SLH Acquisition Proposal, with the intent of enabling Syntroleum to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected; or
(vi) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law, as advised by outside counsel, the Board of Directors of Syntroleum determines that such termination is required by reason of a Syntroleum Acquisition Proposal having been made, provided that Syntroleum may not terminate

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
this Agreement pursuant to this clause (vi) unless five business days shall have elapsed after delivery to SLH of a written notification of Syntroleum's intention to terminate this Agreement and during such five business-day period Syntroleum shall have fully cooperated with SLH; including, without limitation, informing SLH of the terms and conditions of such Syntroleum Acquisition Proposal and the identity of the person or group making such Syntroleum Acquisition Proposal, with the intent of enabling SLH to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected;

         (c) by SLH if (i) Syntroleum shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Syntroleum at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Syntroleum of written notice from SLH of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of Syntroleum contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by Syntroleum of written notice from SLH of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.1 hereof) which would not individually or in the aggregate, reasonably be expected to have a Syntroleum Material Adverse Effect or which were provided by, or in accordance with, this Agreement or (iii) the Board of Directors of Syntroleum withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to SLH or shall have resolved to do any of the foregoing; or

         (d) by Syntroleum if (i) SLH shall have failed to comply in any material respect with any of the covenants or agreements contained in this
Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by SLH of written notice from Syntroleum of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of SLH contained in this Agreement shall not be true in all material respects when made (provided such breach has not been cured within 30 days following receipt by SLH of written notice from Syntroleum of such breach and is existing at the time of termination of this Agreement) or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent it relates to a particular date), except for such failures to be so true and correct (without giving effect to the individual materiality thresholds otherwise contained in Section 3.2 hereof) which would not individually or in the aggregate, reasonably be expected to have a SLH Material Adverse Effect or which were provided by, or in accordance with, this Agreement or (iii) the Board of Directors of SLH withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Syntroleum or shall have resolved to do any of the foregoing.

         7.2 Effect of Termination. (a) In the event of termination of this Agreement by either Syntroleum or SLH as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of SLH or Syntroleum except (i) with respect to

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
this Section 7.2, the second and third sentences of Section 5.4 and Section 8.1, and (ii) and such termination shall not relieve any party hereto for any intentional breach prior to such termination by a party hereto of any of its representations or warranties or of any of its covenants or agreements set forth in this Agreement.

         (b) If this  Agreement  is  terminated  by SLH  pursuant to Section 7.1
(c)(i) or (ii), and if SLH is not in material breach of this Agreement at the time of such termination, then Syntroleum shall pay the reasonable out-of-pocket expenses incurred by SLH in connection with preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. If this Agreement is terminated by Syntroleum pursuant to
Section 7.1(d)(i) or (ii) and if Syntroleum is not in material breach of this Agreement at the time of such termination, then SLH shall pay the reasonable out-of-pocket expenses incurred by Syntroleum in connection with preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

         7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Syntroleum or SLH, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Payment of Expenses. Except as provided in Section 7.2, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated.

         8.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation

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
thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements contained in Article II, Sections 5.10 through 5.12 and Article VIII, the agreements delivered pursuant to Section 5.7 and the representations, covenants and agreements contained in Sections 3.1(u), 3.2(u) and 5.15. The Confidentiality Agreements shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreements shall apply to all information and material delivered hereunder.

         8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

                  (a) if to SLH:

                  James R. Seward
                  SLH Corporation
                  5000 West 95th Street
                  Suite 260, P.O. Box 7568
                  Shawnee Mission, Kansas 66207
                  Phone:  (913) 652-1000
                  Fax:    (913) 652-1025

                  with a copy to:

                  Lathrop & Gage, L.C.
                  2345 Grand Blvd., Suite 250
                  Kansas City, Missouri 64108
                  Attention:  John H. Calvert
                  Phone:  (816) 460-5807
                  Fax:    (816) 292-2001

                  and (b) if to Syntroleum, to:

                  Mark A. Agee
                  Syntroleum Corporation
                  Syntroleum Plaza
                  1350 South Boulder, Suite 1100
                  Tulsa, Oklahoma 74119-3295
                  Phone:  (918) 592-7900
                  Fax:    (918) 592-7979

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
                  with a copy to:

                  Eric Grimshaw
                  Syntroleum Corporation
                  Syntroleum Plaza
                  1350 South Boulder, Suite 1100
                  Tulsa, Oklahoma 74119-3295
                  Phone:  (918) 592-7900
                  Fax:    (918) 592-7979

                  and with a copy to:

                  Baker & Botts, L.L.P.
                  One Shell Plaza
                  910 Louisiana
                  Houston, Texas 77002
                  Attention:  R. Joel Swanson
                  Phone:  (713) 229-1234
                  Fax:    (713) 229-1522

         8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. Any representations and warranties of Syntroleum that are qualified by the phrase "to the knowledge of Syntroleum" or phrases with similar wording shall be interpreted to refer to the actual knowledge of the individuals set forth on Schedule 8.4 of Syntroleum Letter. Any representations and warranties of SLH that are qualified by the phrase "to the knowledge of SLH" or phrases with similar wording shall be interpreted to refer to the actual knowledge of the individuals set forth on Schedule 8.4 of the SLH Letter.

         8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreements and any other documents and instruments referred to herein) (a)

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
constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 3.1(u), 3.2(u), 5.7, 5.11 and 5.15, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         8.7 Governing Law. Except to the extent that the laws of the State of Oklahoma are mandatorily applicable to the Merger or the internal affairs of any of the parties, this Agreement shall be governed and construed in accordance with the laws of the State of Kansas, without giving effect to the principles of conflicts of law thereof.

         8.8 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate as if the parties mutually agreed under Section 7.1(a).

         8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.


                                      SLH CORPORATION


                                      By:     /s/ James R. Seward
                                         Name:    James R. Seward
                                         Title:   President and Chief
                                                  Executive Officer



                                      SYNTROLEUM CORPORATION


                                      By:     /s/ Kenneth L. Agee
                                         Name:    Kenneth L. Agee
                                         Title:   Chairman of the Board and
                                                  Chief Executive Officer

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